Exhibit 99.28


                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


In re:                                     )
                                           )
                                           )   Chapter 11
AMERISERVE FOOD                            )   Case Nos. 00-358 (PJW) and
DISTRIBUTION, INC., et al,(1)              )   00-373 (PJW) through 00-385 (PJW)
                                           )   JOINTLY ADMINISTERED
                                           )
                                           )
                  Debtors.                 )
-------------------------------------------)





                  DEBTORS' THIRD AMENDED JOINT LIQUIDATING PLAN
                    OF REORGANIZATION PURSUANT TO CHAPTER 11
                      OF THE UNITED STATES BANKRUPTCY CODE




James H.M. Sprayregen                  Laura Davis Jones
James A. Stempel                       Michael R. Seidl
Matthew N. Kleiman                     PACHULSKI, STANG, ZIEHL,
Geoffrey A. Richards                   YOUNG & JONES P.C.
Chris L. Dickerson                     919 North Market Street, 16th Floor
KIRKLAND & ELLIS                       P.O. Box 8705
200 East Randolph Street               Wilmington, DE 19899-8705 (Courier 19801)
Chicago, Illinois 60601                (302) 652-4100
(312) 861-2000                         Co-Counsel for Debtors and
Co-Counsel for Debtors and             Debtors in Possession
Debtors in Possession









--------------------------

         (1) The Debtors are the following entities: AmeriServe Food Distribution, Inc., NEBCO EVANS Holding Company, Holberg Warehouse Properties, Inc., AmeriServe Transportation, Inc., PSD Transportation Services, Inc., Chicago Consolidated Corporation, ASNSC, Inc., Delta Transportation, Ltd., PSC Services of Florida, Inc., Northland Transportation Services, Inc., ProSource Mexico Holdings, Inc., NAVC Corp., North American Vantix Corp., and Vantix Logistics Ltd.

                                TABLE OF CONTENTS
                                                                            Page
ARTICLE I
   DEFINITIONS ...........................................................    1
      1.1   Adequate Protection Agreements ...............................    1
      1.2   Ad Hoc Senior Secured Noteholder Committee ...................    1
      1.3   Ad Hoc Reclamation Committee .................................    1
      1.4   Ad Hoc Senior Secured Noteholder Committee Professional
            Fees .........................................................    1
      1.5   Ad Hoc Senior Secured Noteholder Committee Professionals .....    1
      1.6   Administrative Claims Bar Date ...............................    2
      1.7   Administrative Expense Claim .................................    2
      1.8   AFD ..........................................................    2
      1.9   AFD Interest .................................................    2
      1.10  Affiliate ....................................................    2
      1.11  Agent ........................................................    2
      1.12  Allowed Administrative Expense Claim .........................    2
      1.13  Allowed Claim/Allowed Interest ...............................    2
      1.14  Allowed General Unsecured Claim ..............................    3
      1.15  Allowed NEHC Claim ...........................................    3
      1.16  Allowed PACA Claim ...........................................    3
      1.17  Allowed Priority Tax Claim ...................................    3
      1.18  Allowed Reclamation Claim ....................................    3
      1.19  Allowed Secured Claim ........................................    3
      1.20  Allowed Senior Secured Noteholder Claim ......................    3
      1.21  Allowed Tranche A Lender Claim ...............................    3
      1.22  Allowed Tranche B Lender Claim ...............................    3
      1.23  Allowed Tricon Claim .........................................    3
      1.24  Allowed Tricon Unsecured Claim ...............................    3
      1.25  Alternative Sale Transaction .................................    3
      1.26  AmeriServe Capital ...........................................    3
      1.27  ASNSC ........................................................    3
      1.28  ASNSC Interest ...............................................    3
      1.29  ATI ..........................................................    4
      1.30  ATI Interest .................................................    4
      1.31  Bailed Inventory .............................................    4
      1.32  Ballot .......................................................    4
      1.33  Ballot Date ..................................................    4
      1.34  Bankruptcy Causes of Action ..................................    4
      1.35  Bankruptcy Code ..............................................    4
      1.36  Bankruptcy Court .............................................    4
      1.37  Bankruptcy Rules .............................................    4
      1.38  Base Reserve Amount ..........................................    4
      1.39  BKC ..........................................................    4

      1.40  Business Day .................................................    5
      1.41  Cash .........................................................    5
      1.42  Cash Collateral Stipulations .................................    5
      1.43  Cash Equivalents .............................................    5
      1.44  CCC ..........................................................    5
      1.45  CCC Interest .................................................    5
      1.46  Chapter 11 Cases .............................................    5
      1.47  Claim ........................................................    5
      1.48  Class ........................................................    5
      1.49  Collateral ...................................................    5
      1.50  Collateral Support Reimbursement Obligation ..................    6
      1.51  Confirmation Date ............................................    6
      1.52  Confirmation Hearing .........................................    6
      1.53  Confirmation Order ...........................................    6
      1.54  Credit Agreement .............................................    6
      1.55  Creditor .....................................................    6
      1.56  Creditors' Committee .........................................    6
      1.58  Debtors ......................................................    6
      1.59  Debtors in Possession ........................................    6
      1.60  Delta Transportation .........................................    7
      1.61  Delta Transportation Interest ................................    7
      1.62  DIP Facility .................................................    7
      1.63  DIP Facility Claim ...........................................    7
      1.64  DIP Financing Order ..........................................    7
      1.65  Disclosure Statement .........................................    7
      1.66  Disputed Claim; Disputed Interest ............................    7
      1.67  Disputed Claim Amount ........................................    7
      1.68  Distribution Agreement .......................................    7
      1.69  DLJ ..........................................................    7
      1.70  D&O Releasees ................................................    8
      1.71  Effective Date ...............................................    8
      1.72  8 _% Senior Unsecured Notes ..................................    8
      1.73  Encumbered Residual Assets ...................................    8
      1.74  Entity .......................................................    8
      1.75  Equity Security ..............................................    8
      1.76  Excess Transition Costs ......................................    8
      1.77  15% Senior Convertible Notes .................................    8
      1.78  Final Order ..................................................    9
      1.79  Finco ........................................................    9
      1.80  General Claims Bar Date ......................................    9
      1.81  General Unsecured Claim ......................................    9
      1.82  Holberg ......................................................    9
      1.83  HWPI .........................................................    9

      1.84  HWPI Interest ................................................    9
      1.85  Intercompany Affiliate .......................................    9
      1.86  Intercompany Claims ..........................................    9
      1.87  Interest .....................................................    9
      1.88  IRC ..........................................................    9
      1.89  IRS ..........................................................    9
      1.90  Lien .........................................................    9
      1.91  McLane .......................................................   10
      1.92  McLane Purchase Agreement ....................................   10
      1.93  McLane Proceeds ..............................................   10
      1.94  NAVC .........................................................   10
      1.95  NAVC Interest ................................................   10
      1.96  NEDI .........................................................   10
      1.98  NEHC .........................................................   10
      1.99  NEHC Interest ................................................   10
      1.100 North American Vantix ........................................   10
      1.101 North American Vantix Interest ...............................   10
      1.102 NTSI .........................................................   10
      1.103 Noteholder Distribution ......................................   10
      1.104 Noteholder Proportion ........................................   10
      1.105 NTSI Interest ................................................   10
      1.106 PACA Account .................................................   10
      1.107 PACA Cash Amount .............................................   11
      1.108 PACA Claim ...................................................   11
      1.109 Parent Guaranty ..............................................   11
      1.110 Party in Interest Matrix .....................................   11
      1.111 Person .......................................................   11
      1.112 Petition Date ................................................   11
      1.113 Plan .........................................................   11
      1.114 Plan Administrator ...........................................   11
      1.115 Plan Supplement ..............................................   11
      1.116 POC ..........................................................   11
      1.117 Post-Confirmation Administrative Expense Advances ............   11
      1.118 Post-Effective Date Administrative Expense Budget ............   12
      1.119 Post-Confirmation Estate .....................................   12
      1.120 Post-Confirmation Estate Agreement ...........................   12
      1.121 Post-Confirmation Estate Assets ..............................   12
      1.122 Priority Non-Tax Claim .......................................   12
      1.123 Priority Tax Claim ...........................................   12
      1.124 Professional Compensation and Reimbursement Claims ...........   12
      1.125 Pro Rata Share ...............................................   12
      1.126 ProSource Mexico .............................................   13
      1.127 ProSource Mexico Interest ....................................   13

      1.128 PSC Services .................................................   13
      1.129 PSC Services Interest ........................................   13
      1.130 PSD Transportation ...........................................   13
      1.131 PSD Transportation Interest ..................................   13
      1.132 Reclamation Claim ............................................   13
      1.133 Reclamation Committee Designee ...............................   13
      1.134 Record Date ..................................................   13
      1.135 Replacement Collateral .......................................   13
      1.136 Replacement Collateral Obligations ...........................   13
      1.137 Sale Transaction .............................................   14
      1.139 Schedules ....................................................   14
      1.140 Secured Claim ................................................   14
      1.141 Secured Lender Causes of Action ..............................   14
      1.142 Secured Lender Claims ........................................   14
      1.143 Secured Lenders ..............................................   14
      1.144 Senior AFD Indenture .........................................   14
      1.145 Senior AFD Indenture Trustee .................................   15
      1.146 Senior Secured Indenture .....................................   15
      1.147 Senior Secured Indenture Trustee .............................   15
      1.148 Senior Secured Loan ..........................................   15
      1.149 Senior Secured Noteholders ...................................   15
      1.150 Senior Secured Noteholder Claims .............................   15
      1.151 Senior Secured Noteholder Proceeds ...........................   15
      1.152 Senior Secured Notes .........................................   15
      1.153 Subordinated AFD Indenture ...................................   15
      1.154 Subordinated AFD Indenture Trustee ...........................   15
      1.155 Subordinated NEHC Indenture ..................................   15
      1.156 Subordinated NEHC Indenture Trustee ..........................   15
      1.157 Subsidiary Guaranty ..........................................   16
      1.158 10 _% Senior Subordinated Notes ..............................   16
      1.159 13% Junior Subordinated Notes ................................   16
      1.160 13 1/4% Senior Unsecured Notes ...............................   16
      1.161 Tranche A Lender Claims ......................................   16
      1.162 Tranche A Lenders ............................................   16
      1.163 Tranche B Interest ...........................................   16
      1.164 Tranche B Lender .............................................   16
      1.165 Tranche B Lender Claims ......................................   16
      1.166 Tranche B Recovery ...........................................   16
      1.167 Tranche B Reserve ............................................   16
      1.168 Tricon .......................................................   16
      1.169 Tricon Claims ................................................   17
      1.170 Tricon Designee ..............................................   17
      1.171 Tricon Funding ...............................................   17

      1.172 Tricon Parties ...............................................   17
      1.173 Tricon Prepetition Receivable ................................   17
      1.174 Tricon Reimbursement Claim ...................................   17
      1.175 12 _% Senior Discount Notes ..................................   17
      1.176 Unknown Causes of Action .....................................   17
      1.177 Unsecured Claim ..............................................   17
      1.178 Unsecured Notes ..............................................   17
      1.179 Vantix Logistics .............................................   17
      1.180 Vantix Logistics Interest ....................................   17
      1.181 Other Definitions ............................................   18

ARTICLE II
   COMPROMISE AND SETTLEMENT OF DISPUTES;ASSUMPTION OF OBLIGATIONS
   UNDER THE PLAN ........................................................   18
      2.1   Compromise and Settlement ....................................   18

ARTICLE III
   SUBSTANTIVE CONSOLIDATION OF DEBTORS; CANCELLATION OF INTERCOMPANY
   CLAIMS ................................................................   18
      3.1   Substantive Consolidation ....................................   18
      3.2   Cancellation of Intercompany Claims ..........................   18

ARTICLE IV
   PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND
   PRIORITY TAX CLAIMS ...................................................   18
      4.1   Administrative Expense Claims ................................   18
      4.2   Payment of Priority Tax Claims ...............................   19

ARTICLE V
   CLASSIFICATION OF CLAIMS AND INTERESTS ................................   19

ARTICLE VI
   PROVISIONS FOR TREATMENT OF PACA CLAIMS (CLASS 1) .....................   20
      6.1   Payment of Allowed PACA Claims ...............................   20

ARTICLE VII
   PROVISION FOR TREATMENT OF PRIORITY NON-TAX CLAIMS (CLASS 2) ..........   20
      7.1   Payment of Allowed Priority Non-Tax Claims ...................   20

ARTICLE VIII
   PROVISION FOR TREATMENT OF SECURED CLAIMS (CLASS 3) ...................   20
      8.1   Treatment of Secured Claims ..................................   20

ARTICLE IX
   PROVISION FOR TREATMENT OF TRANCHE A LENDER CLAIMS (CLASS 4) ..........   20
      9.1   Allowance of Tranche A Lender Claims .........................   20
      9.2   Treatment of Allowed Tranche A Lender Claims .................   21

ARTICLE X
   PROVISION FOR TREATMENT OF TRANCHE B LENDERCLAIMS (CLASS 5) ...........   21
      10.1  Treatment of Tranche B Lender Claims .........................   21

ARTICLE XI
   PROVISION FOR TREATMENT OF SENIOR SECURED NOTEHOLDER CLAIMS
   (CLASS 6) .............................................................   22
      11.1  Allowance of Senior Secured Noteholder Claims ................   22
      11.2  Treatment of Senior Secured Noteholder Claims ................   22

ARTICLE XII
   PROVISION FOR TREATMENT OF TRICON CLAIMS (CLASS 7) ....................   24
      12.1  Allowance of Tricon Claims ...................................   24
      12.2  Non-Recourse Recoveries ......................................   24
      12.3  Proceeds of Post-Confirmation Estate Assets ..................   24

ARTICLE XIII
   PROVISIONS FOR CLASSIFICATION AND TREATMENT OF GENERAL UNSECURED
   CLAIMS (CLASS 8) ......................................................   25
      13.1  Classification of General Unsecured Claims ...................   25
      13.2  Treatment of General Unsecured Claims ........................   25

ARTICLE XIV
   PROVISION FOR TREATMENT OF RECLAMATION CLAIMS (CLASS 9) ...............   26
      14.1  Treatment of Reclamation Claims ..............................   26

ARTICLE XV
   PROVISION FOR TREATMENT OF NEHC CLAIMS (CLASS 10) .....................   27
      15.1  Treatment of NEHC Claims .....................................   27

ARTICLE XVI
   PROVISION FOR CANCELLATION OF INTERESTS IN DEBTORS (CLASS 11) .........   27
      16.1  Cancellation of Interests ....................................   27

ARTICLE XVII
   PROVISIONS FOR IMPLEMENTATION OF THE PLAN .............................   27
      17.1  Sale of Assets ...............................................   27
      17.2  Funding of the Plan ..........................................   27
      17.3  Tricon Contract Assumption ...................................   29
      17.4  Establishment of the Post-Confirmation Estate ................   29
      17.5  Funding Expenses of the Post-Confirmation Estate .............   29
      17.6  Corporate Action .............................................   30
      17.7  Preservation of Rights of Action .............................   30
      17.8  Appointment of Plan Administrator ............................   36
      17.9  Oversight Committee ..........................................   36
      17.10 Tricon Funding Performance ...................................   37
      17.11 Cancellation of Notes, Instruments, Debentures and Equity
            Securities ...................................................   37
      17.12 Surrender of Notes ...........................................   38
      17.13 Survival of Certain Terms of Indentures ......................   38

ARTICLE XVIII
   PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS UNDER THE PLAN ............   38
      18.1  Objections to Claims; Prosecution of Disputed Claims .........   38
      18.2  Estimation of Claims .........................................   39
      18.3  Payments and Distributions on Disputed Claims ................   39

ARTICLE XIX
   POST-CONFIRMATION ESTATE; THE PLAN ADMINISTRATOR ......................   39
      19.1  Generally ....................................................   40
      19.2  Purpose of the Post-Confirmation Estate ......................   40
      19.3  Transfer of Assets ...........................................   40
      19.4  Valuation of Assets ..........................................   40
      19.5  Distribution; Withholding ....................................   40
      19.6  Post-Confirmation Estate Implementation ......................   41
      19.7  Disputed Claims Reserve ......................................   41
      19.8  Termination of Post-Confirmation Estate ......................   41
      19.9  Termination of Plan Administrator ............................   42
      19.10 Exculpation; Indemnification .................................   42

ARTICLE XX
   ACCEPTANCE OR REJECTION OF PLAN; EFFECT OF REJECTION BY ONE OR MORE
   CLASSES OF CLAIMS OR INTEREST .........................................   43
      20.1  Impaired Classes to Vote .....................................   43
      20.2  Acceptance by Class of Creditors and Holders of Interests ....   43
      20.3  Cramdown .....................................................   43

ARTICLE XXI
   IDENTIFICATION OF CLAIMS AND INTERESTS IMPAIRED AND NOT IMPAIRED BY
   THE PLAN ..............................................................   43
      21.1  Impaired and Unimpaired Classes ..............................   43
      21.2  Impaired Classes to Vote on Plan .............................   43
      21.3  Controversy Concerning Impairment ............................   43

ARTICLE XXII
   PROVISIONS REGARDING DISTRIBUTIONS ....................................   43
      22.1  Manner of Payment under the Plan .............................   44
      22.2  Delivery of Distributions ....................................   44
      22.3  Undeliverable Distributions ..................................   44
      22.4  Compliance with Tax Requirements/Allocation ..................   44
      22.5  Time Bar to Cash Payments ....................................   44
      22.6  Distributions after Effective Date ...........................   45
      22.7  Fractional Dollars; De Minimis Distributions .................   45
      22.8  Set-Offs .....................................................   45
      22.9  Subordination Rights .........................................   45
      22.10 Settlement of Claims and Controversies .......................   45

ARTICLE XXIII
   CREDITORS' COMMITTEE ..................................................   46
      23.1  Creditors' Committee Composition and Term ....................   46

ARTICLE XXIV
   EXECUTORY CONTRACTS AND UNEXPIRED LEASES ..............................   46
      24.1  Rejection of Executory Contracts and Unexpired Leases ........   46
      24.2  Cure of Defaults for Assumed Executory Contracts and
            Unexpired Leases .............................................   46
      24.3  Rejection Damage Claims ......................................   47
      24.4  Indemnification and Reimbursement Obligations ................   47

ARTICLE XXV
   CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVE DATE OF THE PLAN ...   47
      25.1  Conditions Precedent to Confirmation Date of the Plan ........   48
      25.2  Conditions Precedent to Effective Date of the Plan ...........   48
      25.3  Waiver of Conditions Precedent ...............................   48

ARTICLE XXVI
   RETENTION OF JURISDICTION .............................................   48
      26.1  Retention of Jurisdiction ....................................   48

ARTICLE XXVII
   MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN ...................   50
      27.1  Modification of Plan .........................................   50
      27.2  Revocation or Withdrawal .....................................   50

ARTICLE XXVIII
   MISCELLANEOUS PROVISIONS ..............................................   51
      28.1  Disallowance of Claims .......................................   51
      28.2  Title to Assets ..............................................   51
      28.3  Injunction ...................................................   51
      28.4  Injunction as to Tricon, BKC and PepsiCo., Inc. ..............   51
      28.5  Term of Existing Injunctions or Stays ........................   52
      28.6  Injunction as to D&O Releasees ...............................   52
      28.7  Limited Releases by and of Certain Parties ...................   53
      28.8  Exculpation ..................................................   53
      28.9  Preservation of Rights of Action .............................   53
      28.10 Surrender of Notes ...........................................   54
      28.11 Survival of Certain Terms of Indentures ......................   54
      28.12 Payment of Statutory Fees ....................................   54
      28.13 Post-Effective Date Fees and Expenses ........................   54
      28.14 Section 1146 Exception .......................................   54
      28.15 Severability .................................................   54
      28.16 Conflicts ....................................................   54
      28.17 Governing Law ................................................   55
      28.18 Notices ......................................................   55
      28.19 Closing of Cases .............................................   55
      28.20 Section Headings .............................................   56

         AmeriServe Food Distribution, Inc., NEBCO EVANS Holding Company, Holberg Warehouse Properties, Inc., AmeriServe Transportation, Inc., PSD Transportation Services, Inc., Chicago Consolidated Corporation, ASNSC, Inc., Delta Transportation, Ltd., PSC Services of Florida, Inc., Northland Transportation Services, Inc., ProSource Mexico Holdings, Inc., NAVC Corp., North American Vantix Corp., and Vantix Logistics Ltd. hereby propose the following third amended joint liquidating plan of reorganization pursuant to sections 1121(a) and (c) and 1123 of the Bankruptcy Code.

                                    ARTICLE I
                                   DEFINITIONS

         As used in the Plan, the following terms shall have the respective meanings specified below and be equally applicable to the singular and plural of terms defined:

         1.1 ADEQUATE PROTECTION AGREEMENTS: Collectively, (i) the Interim Stipulation and Order Authorizing the Use of Cash Collateral and Granting Replacement Liens entered in the Chapter 11 Cases on February 2, 2000; (ii) the Second Interim Stipulation and Order Authorizing the Use of Cash Collateral and Granting Replacement Liens entered in the Chapter 11 Cases on March 17, 2000;
(iii) the Third Interim Stipulation and Order Authorizing the Use of Cash Collateral and Granting Replacement Liens entered in the Chapter 11 Cases on March 24, 2000; (iv) the DIP Financing Order; and (v) the Security Agreement dated as of February 2, 2000 executed in favor of the Agent by BKC and Tricon Restaurant Services Group, Inc.

         1.2 AD HOC SENIOR SECURED NOTEHOLDER COMMITTEE: Oakhill Securities Fund, L.P., Oaktree Capital Management, LLC, Conseco Capital Management, Inc. and Morgens, Waterfall, Vintiadis & Company, Inc.

         1.3 AD HOC RECLAMATION COMMITTEE: Kraft Foods, Nestle USA, Inc., ConAgra, Inc., Archer Daniels Midland Company, H.J. Heinz Co., General Mills, Inc., Dean Foods Co., McCormick & Co., J.R. Simplot Co., Diary Farmers of America, Campbell Soup Co., Ventura Foods LLC, The Pillsbury Co., International Paper Food Service and Fort James Corporation.

         1.4 AD HOC SENIOR SECURED NOTEHOLDER COMMITTEE PROFESSIONAL FEES: The sum of (i) accrued fees and expenses and (ii) retainers approved by the Ad Hoc Senior Secured Noteholder Committee which are to be distributed by the Debtors to the Ad Hoc Senior Secured Noteholder Committee Professionals on the Plan Effective Date.

         1.5 AD HOC SENIOR SECURED NOTEHOLDER COMMITTEE PROFESSIONALS: The following legal and financial professionals retained by the Ad Hoc Senior Secured Noteholder Committee in connection with these Chapter 11 Cases: Skadden, Arps, Slate, Meagher & Flom LLP, Conway Del Genio Gries & Co., LLC and Kasowitz, Benson, Torres & Friedman LLP.

         1.6 ADMINISTRATIVE CLAIMS BAR DATE: October 20, 2000, which is the date set by the Bankruptcy Court as the last date for timely submission of a proof of Claim on account of an Administrative Expense Claim.

         1.7 ADMINISTRATIVE EXPENSE CLAIM: Any Claim (other than a Tricon Claim) constituting a cost or expense of administration of the Chapter 11 Cases asserted under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the estates of the Debtors, any actual and necessary costs and expenses of operating the businesses of the Debtors in Possession, any indebtedness or obligations incurred or assumed by the Debtors in Possession in connection with the administration and implementation of the Plan, the administration, prosecution or defense of Claims by or against the Debtors and for distributions under the Plan, any Claims for compensation and reimbursement of expenses arising during the period from and after the Petition Date and prior to the Effective Date or otherwise in accordance with the provisions of the Plan, any Professional Compensation and Reimbursement Claims and any fees or charges assessed against the Debtors' estates pursuant to 28 U.S.C. ss. 1930.

         1.8 AFD: AmeriServe Food Distribution, Inc., a Delaware corporation.

         1.9 AFD INTEREST: An Interest in AFD.

         1.10 AFFILIATE: Any Entity that is an "affiliate" of the Debtors within the meaning of section 101(2) of the Bankruptcy Code.

         1.11 AGENT: Bank of America, N.A., as administrative agent and collateral agent for the Secured Lenders under the Credit Agreement, its successors in interest and assigns.

         1.12 ALLOWED ADMINISTRATIVE EXPENSE CLAIM: An Administrative Expense Claim, to the extent it is or has become an Allowed Claim.

         1.13 ALLOWED CLAIM/ALLOWED INTEREST: Any Claim against or Interest in the Debtors, (i) proof of which was filed on or before the date designated by the Bankruptcy Court as the last date for filing proofs of Claim against or Interests in the Debtors, (ii) if no proof of Claim or Interest has been timely filed, which has been or hereafter is listed by the Debtors in their Schedules as liquidated in amount and not disputed or contingent or (iii) any Interest registered in the stock register or partnership documents maintained by or on behalf of the Debtors as of the Record Date and, in each such case in clauses
(i), (ii) and (iii) above, a Claim or Interest as to which no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order, or as to which an objection has been interposed and such Claim or Interest has been allowed in whole or in part by a Final Order. For purposes of determining the amount of an "Allowed Claim", there shall be deducted therefrom an amount equal to the amount of any claim which the Debtors may hold against the holder thereof, to the extent such claim may be set off pursuant to section 553 of the Bankruptcy Code.

         1.14 ALLOWED GENERAL UNSECURED CLAIM: A General Unsecured Claim, to the extent it is or has become an Allowed Claim.

         1.15 ALLOWED NEHC CLAIM: A NEHC Claim, to the extent it is or has become an Allowed Claim.

         1.16 ALLOWED PACA CLAIM: A PACA Claim, to the extent it is or has become an allowed Claim.

         1.17 ALLOWED PRIORITY TAX CLAIM: A Priority Tax Claim, to the extent it is or has become an Allowed Claim.

         1.18 ALLOWED RECLAMATION CLAIM: A Reclamation Claim, to the extent it is or has become an Allowed Claim.

         1.19 ALLOWED SECURED CLAIM: A Secured Claim, to the extent it is or has become an Allowed Claim.

         1.20 ALLOWED SENIOR SECURED NOTEHOLDER CLAIM: A Secured Senior Noteholder Claim, to the extent it is or has become an Allowed Claim.

         1.21 ALLOWED TRANCHE A LENDER CLAIM: A Tranche A Lender Claim, to the extent it is or has become an Allowed Claim.

         1.22 ALLOWED TRANCHE B LENDER CLAIM: A Tranche B Lender Claim, to the extent it is or has become an Allowed Claim.

         1.23 ALLOWED TRICON CLAIM: A Tricon Claim, to the extent it is or has become an Allowed Claim.

         1.24 ALLOWED TRICON UNSECURED CLAIM: A Tricon Unsecured Claim, to the extent it is or has become an Allowed Claim.

         1.25 ALTERNATIVE SALE TRANSACTION: In the event that a higher and better offer for the assets set forth in the McLane Purchase Agreement is accepted by the Debtors and approved by the Bankruptcy Court, the sale of certain of the Debtors' assets through an alternative asset purchase agreement which shall be consummated on or prior to the Effective Date.

         1.26 AMERISERVE CAPITAL: AmeriServe Capital Corporation, a Delaware corporation.

         1.27 ASNSC: ASNSC, Inc., a Delaware corporation.

         1.28 ASNSC INTEREST: An Interest in ASNSC.

         1.29 ATI: AmeriServe Transportation, Inc., a Nebraska corporation.

         1.30 ATI INTEREST: An Interest in ATI.

         1.31 BAILED INVENTORY: Inventory purchased and owned by the DIP Lenders (and defined in the DIP Financing Order) that has been entrusted to AFD by the DIP Lenders.

         1.32 BALLOT: The form distributed to each holder of an impaired Claim on which is to be indicated acceptance or rejection of the Plan.

         1.33 BALLOT DATE: November 16, 2000, which is the date set by the Bankruptcy Court as the last date for timely submission by a Creditor of a ballot accepting or rejecting the Plan.

         1.34 BANKRUPTCY CAUSES OF ACTION: All claims, actions, causes of action, choses in action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialities, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, third-party claims, counterclaims, and crossclaims (including, but not limited to, all claims and any avoidance, recovery, subordination or other actions against insiders and/or any other Entities under the Bankruptcy Code, including sections 506, 510, 542, 543, 544, 545, 547, 548, 549, 500, 551, and 553 of the Bankruptcy
Code or otherwise) of the Debtors, the Debtors in Possession, and/or the Post Confirmation Estate (including, but not limited to, those actions listed in Section 17.7 of the Plan) that are or may be pending on the Effective Date or instituted by the Plan Administrator, on behalf of the Post Confirmation Estate, after the Effective Date against any Entity, based in law or equity, including, but not limited to, under the Bankruptcy Code, whether direct, indirect, derivative, or otherwise and whether asserted or unasserted as of the date of entry of the Confirmation Order.

         1.35 BANKRUPTCY CODE: Title 11 of the United States Code, as applicable to the Chapter 11 Cases.

         1.36 BANKRUPTCY COURT: The United States Bankruptcy Court for the District of Delaware or such other court having jurisdiction over the Chapter 11 Cases.

         1.37 BANKRUPTCY RULES: The Federal Rules of Bankruptcy Procedure, as promulgated by the United States Supreme Court under 28 U.S.C.ss.2075 and any Local Rules of the Bankruptcy Court, as amended.

         1.38 BASE RESERVE AMOUNT: The projected reserves for payment of Allowed Administrative Expense Claims (including Professional Compensation and Reimbursement Claims), Allowed Priority Tax Claims and Allowed Priority Non-Tax Claims as set forth in the pre-Effective Date budget annexed to the Plan Supplement as EXHIBIT C.

         1.39 BKC: Burger King Corporation, a Florida corporation.

         1.40 BUSINESS DAY: A day other than a Saturday, a Sunday or any other day on which commercial banks in Dallas, Texas are required or authorized to close by law or executive order.

         1.41 CASH: Lawful currency of the United States of America.

         1.42 CASH COLLATERAL STIPULATIONS: Collectively, the Interim Stipulation and Order Authorizing the Use of Cash Collateral and Granting Replacement Liens entered by the Bankruptcy Court on February 2, 2000 and the Final Stipulation and Order Authorizing the Use of Cash Collateral and Granting Replacement Liens entered by the Bankruptcy Court on April 3, 2000.

         1.43 CASH EQUIVALENTS: Equivalents of Cash in the form of readily marketable securities or instruments issued by a person other than the Debtors, including, without limitation, readily marketable direct obligations of, or obligations guaranteed by, the United States of America, commercial paper of domestic corporations carrying a Moody's Rating of "A" or better, or equivalent rating of any other nationally recognized rating service, or interest-bearing certificates of deposit or other similar obligations of domestic banks or other financial institutions having a shareholders' equity or equivalent capital of not less than One Hundred Million Dollars ($100,000,000), having maturities of not more than one (1) year, at the then best generally available rates of interest for like amounts and like periods.

         1.44 CCC: Chicago Consolidated Corporation, an Illinois corporation.

         1.45 CCC INTEREST: An Interest in CCC.

         1.46 CHAPTER 11 CASES: The cases commenced under chapter 11 of the Bankruptcy Code by the Debtors on the Petition Date, styled IN RE AMERISERVE FOOD DISTRIBUTION, INC., Chapter 11 Case No-0358 (PJW), Jointly Administered, currently pending before the Bankruptcy Court.

         1.47 CLAIM: Any right to payment from the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, known or unknown; or any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

         1.48 CLASS: A category of holders of Claims or Interests as set forth in Article V of the Plan.

         1.49 COLLATERAL: Any property or interest in property of the estates of the Debtors that is subject to an unavoidable Lien to secure the payment or performance of a Claim.

         1.50 COLLATERAL SUPPORT REIMBURSEMENT OBLIGATION: The reimbursement claim asserted by Tricon against the Debtors for an amount equal to the positive difference between (i) the aggregate sums paid by Tricon on the Effective Date to the Debtors and for the benefit of the PACA Claims, the Tranche A Lenders Claims, the Tranche B Lenders Claims and the Senior Secured Noteholder Claims, and (ii) the aggregate net proceeds paid to Tricon by the Post-Confirmation Estate in respect of the Encumbered Residual Assets.

         1.51 CONFIRMATION DATE: The date upon which the Clerk of the Bankruptcy Court has entered the Confirmation Order on the docket in each of the Chapter 11 Cases.

         1.52 CONFIRMATION HEARING: The hearing to consider confirmation of the Plan in accordance with section 1129 of the Bankruptcy Code, as the same may be adjourned from time to time.

         1.53 CONFIRMATION ORDER: The order of the Bankruptcy Court confirming the Plan in accordance with the provisions of chapter 11 of the Bankruptcy Code.

         1.54 CREDIT AGREEMENT: That certain Fifth Amended and Restated Credit Agreement, dated as of December 8, 1999, by and among AFD, the Agent, the Tranche A Lenders, the Tranche B Lender, and Finco and any of the documents and instruments related thereto.

         1.55 CREDITOR: Any Entity that has a Claim against the Debtors that arose or is deemed to have arisen on or prior to the Petition Date, including, without limitation, a Claim against the Debtors' chapter 11 estates of a kind specified in sections 348(d), 502(f), 502(g), 502(h) or 502(i) of the Bankruptcy Code.

         1.56 CREDITORS' COMMITTEE: The statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code as constituted from time to time up to the Effective Date.

         1.57 CREDITORS' COMMITTEE DESIGNEES: The members of the POC designated by the Creditors' Committee and their successors appointed pursuant to the Post-Confirmation Estate Agreement.

         1.58 DEBTORS: AmeriServe Food Distribution, Inc., NEBCO EVANS Holding Company, Holberg Warehouse Properties, Inc., AmeriServe Transportation, Inc., PSD Transportation Services, Inc., Chicago Consolidated Corporation, ASNSC, Inc., Delta Transportation, Ltd., PSC Services of Florida, Inc., Northland Transportation Services, Inc., ProSource Mexico Holdings, Inc., NAVC Corp., North American Vantix Corp. and Vantix Logistics Ltd.

         1.59 DEBTORS IN POSSESSION: The Debtors as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

         1.60 DELTA TRANSPORTATION: Delta Transportation, Ltd., a Wisconsin corporation.

         1.61 DELTA TRANSPORTATION INTEREST: An Interest in Delta
Transportation.

         1.62 DIP FACILITY: The debtor in possession loan facilities provided to the Debtors pursuant to the terms of the DIP Financing Order.

         1.63 DIP FACILITY CLAIM: The unpaid balance (as agreed to by the Debtors and Tricon in writing) of the DIP Facility as of the Effective Date.

         1.64 DIP FINANCING ORDER: Collectively, the Interim Order Pursuant to 11 U.S.C. ss.ss. 363 and 364 Approving Borrowing, Granting Liens, and Authorizing Certain Postpetition Transactions entered by the Bankruptcy Court on February 2, 2000 and the Final Order Pursuant to 11 U.S.C. ss.ss. 363 and 364 Approving Borrowing, Granting Liens, and Authorizing Certain Postpetition Transactions entered by the Bankruptcy Court on or about March 17, 2000, and any amendments or modifications thereof.

         1.65 DISCLOSURE STATEMENT: The disclosure statement related to the Plan and approved by the Bankruptcy Court in accordance with section 1125 of the Bankruptcy Code.

         1.66 DISPUTED CLAIM; DISPUTED INTEREST: Any Claim against or Interest in the Debtors, to the extent the allowance of which is the subject of a timely objection or request for estimation in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Confirmation Order, or is otherwise disputed by the Debtors in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn or determined by a Final Order.

         1.67 DISPUTED CLAIM AMOUNT: The lesser of (a) the amount of a Disputed Claim as filed with the Bankruptcy Court and (b) if the Bankruptcy Court has estimated such Disputed Claim pursuant to section 502(c) of the Bankruptcy Code, the amount of a Disputed Claim as estimated by the Bankruptcy Court; PROVIDED, HOWEVER, that nothing contained in the Plan is intended to or shall affect any Entity's rights under section 502(j) of the Bankruptcy Code.

         1.68 DISTRIBUTION AGREEMENT: The Amended and Restated Sales and Distribution Agreement, effective as of November 1, 1998, by and among AFD and the Tricon Parties, as amended from time to time.

         1.69 DLJ: Donaldson, Lufkin & Jenrette, Inc., Donaldson, Lufkin & Jenrette Securities Corporation, DLJ Capital Funding, Inc., DLJ Merchant Banking, L.P., DLJ Merchant Banking, L.P. II, each of their affiliates (including the Tranche B Lender) and each of their predecessors in interest, successors in interest and assigns.

         1.70 D&O RELEASEES: All officers, directors, employees, financial advisors, consultants, accountants, attorneys, investment bankers, agents and representatives of any of the Debtors who served in such capacity on or after the Petition Date.

         1.71 EFFECTIVE DATE: The date selected by the Debtors which is a Business Day after the Confirmation Date on which all conditions specified in
Section 25.2 of the Plan have been satisfied or waived. When used in the Plan, Effective Date means on the Effective Date or as soon as reasonably practicable thereafter.

         1.72 8 _% SENIOR UNSECURED NOTES: Those certain senior unsecured notes due October 15, 2006 issued by AFD in the original aggregate principal amount of Three Hundred Fifty Million Dollars ($350,000,000) in accordance with the terms and conditions of the Senior AFD Indenture.

         1.73 ENCUMBERED RESIDUAL ASSETS: All assets belonging to the Debtors or their respective estates existing on or after the Effective Date (and after giving effect to closing of the Sale Transaction or the Alternative Sale Transaction) except for (i) Cash on hand on the Effective Date, the Tricon Funding proceeds and the McLane Proceeds (or the proceeds resulting from an Alternative Sale Transaction), (ii) Bankruptcy Causes of Action, (iii) assets sold to McLane in connection with the Sale Transaction or such other purchaser pursuant to the terms of an Alternative Sale Transaction and (iv) proceeds of any insurance policies not resulting from the loss or destruction of Encumbered Residual Assets.

         1.74 ENTITY: A Person, a corporation, a general partnership, a limited partnership, a limited liability company, a limited liability partnership, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization, a Governmental Unit or any subdivision thereof or any other entity.

         1.75 EQUITY SECURITY: A (i) share in a corporation, whether or not denominated "stock", or similar security, (ii) an interest of a limited partner in a limited partnership, (iii) an interest of a general partner in a general partnership or (iv) a warrant or right, other than a right to consent, to purchase, sell, or subscribe to a share, security, or interest of a kind specified in (i), (ii), (iii), or (iv) of this definition.

         1.76 EXCESS TRANSITION COSTS: Cash or Cash Equivalents, if any, advanced or contributed by Tricon prior to the Effective Date to the Debtors to fund transition costs and other administrative expenses of the Debtors' estates that are in excess of the DIP Facility.

         1.77 15% SENIOR CONVERTIBLE NOTES: Those certain senior unsecured convertible notes due December 15, 2008 issued by NEHC to NEDI in the original aggregate principal amount of Five Million Dollars ($5,000,000).

         1.78 FINAL ORDER: An order of the Bankruptcy Court or any other court of competent jurisdiction as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for reargument or rehearing shall then be pending; and if an appeal, writ of certiorari, reargument or rehearing thereof has been sought, such order shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; PROVIDED, HOWEVER, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Bankruptcy Rules, may be but has not then been filed with respect to such order, shall not cause such order not to be a Final Order.

         1.79 FINCO: AmeriServe Finance Trust, a Delaware limited purpose business trust.

         1.80 GENERAL CLAIMS BAR DATE: September 12, 2000, which is the date set by the Bankruptcy Court as the last date for timely submission of a proof of Interest or proof of Claim for all Claims other than Administrative Expense Claims.

         1.81 GENERAL UNSECURED CLAIM: An Unsecured Claim, other than an Intercompany Claim, Reclamation Claim or a NEHC Claim.

         1.82 HOLBERG: Holberg Industries, Inc., a Delaware corporation.

         1.83 HWPI: Holberg Warehouse Properties, Inc., a Delaware corporation.

         1.84 HWPI INTEREST: An Interest in HWPI.

         1.85 INTERCOMPANY AFFILIATE: Any of the Debtors other than NEHC and any direct or indirect subsidiary of AFD.

         1.86 INTERCOMPANY CLAIMS: Any Claim held by any Intercompany Affiliate against any Debtor.

         1.87 INTEREST: means any ownership interest in any Debtor, including, but not limited to, an interest in any issued, unissued, authorized or outstanding shares or stock and other Equity Security together with any warrants, options or contractual rights to purchase or acquire such interests at any time and all rights arising with respect thereto.

         1.88 IRC: The Internal Revenue Code of 1986, as amended from time to time.

         1.89 IRS: The Internal Revenue Service, an agency of the United States Department of the Treasury.

         1.90 LIEN: Any charge against or interest in property to secure payment of a debt or performance of an obligation.

         1.91 MCLANE: McLane Company, Inc., a Texas corporation.

         1.92 MCLANE PURCHASE AGREEMENT: That certain Asset Purchase Agreement, dated as of August 18, 2000, by and among certain of the Debtors and McLane, together with such amendments and/or modifications to such Agreement made in accordance with its terms, pursuant to which the Debtors will, as of the Effective Date, sell and transfer certain assets and assume and assign certain contracts and leases to McLane, subject to the Debtors' receipt and acceptance of higher and better offers.

         1.93 MCLANE PROCEEDS: The amount of Cash and Cash Equivalents received by the Debtors prior to and on the Effective Date pursuant to the terms of the McLane Purchase Agreement.

         1.94 NAVC: NAVC Corp., a Nevada corporation.

         1.95 NAVC INTEREST: An Interest in NAVC.

         1.96 NEDI: NEBCO EVANS Distributors, Inc., a Delaware corporation.

         1.97 NEHC CLAIM: A Claim against NEHC.

         1.98 NEHC: NEBCO EVANS Holding Company, Inc., a Delaware corporation.

         1.99 NEHC INTEREST: An Interest in NEHC.

         1.100 NORTH AMERICAN VANTIX: North American Vantix Corp., a Delaware corporation.

         1.101 NORTH AMERICAN VANTIX INTEREST: An Interest in North American Vantix Corp.

         1.102 NTSI: Northland Transportation Services, Inc., a Nebraska corporation.

         1.103 NOTEHOLDER DISTRIBUTION: Defined in Section 11.2 of the Plan.

         1.104 NOTEHOLDER PROPORTION: Defined in Section 11.2 of the Plan.

         1.105 NTSI INTEREST: An Interest in NTSI.

         1.106 PACA ACCOUNT: The account established by the Debtors from which all distributions to holders of PACA Claims have been and will be satisfied.

         1.107 PACA CASH AMOUNT: $55.5 million, the maximum amount of Cash necessary to satisfy distributions to holders of PACA Claims.

         1.108 PACA CLAIM: A Claim asserted pursuant to the Perishable Agricultural Commodity Act, 7 U.S.C.ss.499a et seq., the Packers and Stockyards Act, 7 U.S.C.ss.181 et seq., or state statutes of similar import.

         1.109 PARENT GUARANTY: That certain Amended and Restated Secured Parent Guaranty, dated as of May 21, 1998, by NEHC in favor of the Agent and the Secured Lenders.

         1.110 PARTY IN INTEREST MATRIX: Defined in Section 17.7 of the Plan.

         1.111 PERSON: An individual.

         1.112 PETITION DATE: January 31, 2000 and February 1, 2000, the dates on which AFD and the other Debtors, respectively, filed their voluntary petitions for relief under chapter 11 of the Bankruptcy Code commencing the Chapter 11 Cases.

         1.113 PLAN: The Debtors' Third Amended Joint Liquidating Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code, including, without limitation, any exhibits and schedules hereto and the Plan Supplement, either in its present form or as the same may be amended, modified or supplemented from time to time in accordance with the terms and provisions hereof.

         1.114 PLAN ADMINISTRATOR: The Person to be designated by the Debtors and retained, as of the Effective Date, by the Post-Confirmation Estate as set forth in the Post-Confirmation Estate Agreement, with the approval of the Bankruptcy Court, as the employee or fiduciary responsible for, among other things, the matters described in Article XIX hereof.

         1.115 PLAN SUPPLEMENT: A separate volume, to be filed with the Clerk of the Bankruptcy Court, containing, among other things, the Post-Confirmation Estate Agreement, the Party in Interest Matrix, the Pre-Effective Date budget and the Post-Effective Date Administrative Expense Budget. The Plan Supplement (containing drafts or final versions of the foregoing documents) shall be filed with the Clerk of the Bankruptcy Court as early as practicable (but in no event later than ten (10) days) prior to the commencement of the hearing to consider confirmation of the Plan, or on such other date as the Bankruptcy Court may establish. Any drafts contained in the Plan Supplement may be superseded by final versions that are filed with the Bankruptcy Court on December 8, 2000.

         1.116 POC: The Post-Confirmation Estate Oversight Committee, created pursuant to the terms of the Post-Confirmation Estate Agreement.

         1.117 POST-CONFIRMATION ADMINISTRATIVE EXPENSE ADVANCES: Cash advanced or contributed by Tricon to the Debtors or the Post-Confirmation Estate subsequent to the Effective Date to fund administrative expenses of the Debtors, the Post Confirmation Estate or the Plan Administrator that are not directly related to recoveries on the Encumbered Residual Assets and that are in addition to amounts to be funded by Tricon in accordance with the Post-Effective Date Administrative Expense Budget.

         1.118 POST-EFFECTIVE DATE ADMINISTRATIVE EXPENSE BUDGET: The budget for wind-down expenses (exclusive of the $5 million litigation fund) projected to be incurred by the Post-Confirmation Estate, which budget shall be agreed upon by the Debtors, Tricon and the Creditors' Committee and annexed as EXHIBIT D to the Plan Supplement.

         1.119 POST-CONFIRMATION ESTATE: The trust to be created on the Effective Date in accordance with the provisions of Articles XVII and XIX of the Plan and the Post-Confirmation Estate Agreement for the benefit of holders of certain Allowed Claims.

         1.120 POST-CONFIRMATION ESTATE AGREEMENT: The trust agreement, substantially in the form attached as EXHIBIT A to the Plan Supplement, that documents the Post-Confirmation Estate, describes the powers, duties and responsibilities of the Plan Administrator and the liquidation and distribution of proceeds of the Post-Confirmation Estate Assets.

         1.121 POST-CONFIRMATION ESTATE ASSETS: All assets of all of the Debtors' chapter 11 estates remaining after the consummation of the Sale Transaction or the Alternative Sale Transaction (including without limitation, any and all rights to any insurance recoveries and any and all rights relating to insurance policies or proceeds thereof); provided that the reserves for Allowed Administrative Claims and Allowed Priority Claims shall be properly administered by the Post-Confirmation Estate as agent for the Holders of such Claims and any excess reserves shall constitute Post-Confirmation Estate Assets.

         1.122 PRIORITY NON-TAX CLAIM: Any Claim against the Debtors, other than an Administrative Expense Claim, a Tricon Claim or a Priority Tax Claim, entitled to priority in payment under section 507(a) of the Bankruptcy Code, but only to the extent entitled to such priority.

         1.123 PRIORITY TAX CLAIM: Any Claim against the Debtors entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code, but only to the extent entitled to such priority.

         1.124 PROFESSIONAL COMPENSATION AND REIMBURSEMENT CLAIMS: Any Claim in the Chapter 11 Cases entitled to payment in accordance with section 330 or 331 of the Bankruptcy Code or entitled to priority in payment under section 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code.

         1.125 PRO RATA SHARE: With respect to Allowed Claims within the same Class, the proportion that an Allowed Claim bears to the sum of (a) all Allowed Claims within such Class and (b) all Disputed Claim Amounts within such Class.

         1.126 PROSOURCE MEXICO: ProSource Mexico Holdings, Inc., a Delaware corporation.

         1.127 PROSOURCE MEXICO INTEREST: An Interest in ProSource Mexico.

         1.128 PSC SERVICES: PSC Services of Florida, a Delaware corporation.

         1.129 PSC SERVICES INTEREST: An Interest in PSC Services.

         1.130 PSD TRANSPORTATION: PSD Transportation Services, Inc., a Nevada corporation.

         1.131 PSD TRANSPORTATION INTEREST: An Interest in PSD Transportation.

         1.132 RECLAMATION CLAIM: Any unpaid Claim arising out of a vendor sale and delivery of goods to the Debtors prior to the Petition Date and in the ordinary course of such vendor's business, as to which goods the vendors demanded in writing reclamation within 10 days after receipt of such goods by Debtors (or, if such 10-day period expired after the Petition Date, before 20 days after the receipt of such goods by the Debtors), and, at the time reclamation was demanded, the Debtors had such goods in their possession with respect to which the vendor would have been entitled to relief under section 546(c) of the Bankruptcy Code if the Debtors had been insolvent at the time of delivery of such goods; provided however, that the treatment of Reclamation Claims in the Plan shall not be deemed an admission of the insolvency of the Debtors or evidence thereof.

         1.133 RECLAMATION COMMITTEE DESIGNEE: The member of the POC designated by the Ad Hoc Reclamation Committee and such designee's successor appointed pursuant to the Post-Confirmation Estate Agreement, it being understood that an alternate designee may be designated by such Committee to serve in the Reclamation Committee Designee's absence, and such alternate shall be treated for all purposes while so serving as the Reclamation Committee Designee.

         1.134 RECORD DATE: October 20, 2000, which is the date to be established by the Bankruptcy Court in the Confirmation Order for the purpose of determining those holders of Allowed Claims that can receive distributions pursuant to the Plan.

         1.135 REPLACEMENT COLLATERAL: (a) postpetition inventory owned and postpetition receivables owned by the Debtors, (b) Cash on deposit in the Cash Collateral Account (as defined in the DIP Financing Order), (c) Bailed Inventory and (d) receivables generated by the sale of Bailed Inventory and proceeds thereof.

         1.136 REPLACEMENT COLLATERAL OBLIGATIONS: Obligations of the DIP Lenders to provide Replacement Collateral pursuant to the terms of the Cash Collateral Stipulations and the Security Agreement (as defined in the Adequate Protection Agreements).

         1.137 SALE TRANSACTION: The sale of certain of the Debtors' property rights pursuant to the McLane Purchase Agreement which sale shall be consummated on or prior to the Effective Date.

         1.138 SATISFACTION EVENT: The occurrence of both (i) the distribution to Tricon of Cash, other than proceeds of Encumbered Residual Assets, in an amount equal to the sum of (a) Two Hundred Twenty Million Dollars ($220,000,000), (b) the aggregate amounts advanced by Tricon to fund priority claim reserves in excess of the Base Reserve Amount, (c) amounts advanced by Tricon to fund Post-Confirmation Administrative Expense Advances and (d) that part of the Five Million Dollar ($5,000,000) litigation expense advance actually funded by Tricon, and (ii) the termination of any commitment by Tricon to extend further advances to the Debtors, the Plan Administrator or the Post-Confirmation Estate.

         1.139 SCHEDULES: The respective schedules of assets and liabilities, the list of Interests, and the statements of financial affairs filed by the Debtors in accordance with section 521 of the Bankruptcy Code and the Official Bankruptcy Forms of the Bankruptcy Rules as such schedules and statements have been or may be supplemented or amended.

         1.140 SECURED CLAIM: A Claim against the Debtors, other than a Secured Lender Claim, that is secured by a Lien on Collateral or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Collateral or to the extent of the amount subject to setoff, as applicable, as determined in accordance with section 506(a) of the Bankruptcy Code.

         1.141 SECURED LENDER CAUSES OF ACTION: Claims, counterclaims, rights, defenses and remedies (whether now existing or hereafter arising and whether at law or in equity) against Bank of America Securities L.L.C. and/or any one or more of the Tranche B Lender and the Senior Secured Noteholders (including, without limitation, each of Bank of America Securities L.L.C.'s and each of the Tranche B Lenders' and each Senior Secured Noteholder's predecessors in interest, successors in interest and assigns), including, without limitation, the following: (a) all Bankruptcy Causes of Action; (b) the actions of Bank of America Securities L.L.C. (and its affiliates) in its capacity as underwriter of any of the Debtors' securities; and (c) the actions of DLJ in any matters involving, affecting or influencing the Debtors.

         1.142 SECURED LENDER CLAIMS: Any Claims of the Secured Lenders, the Agent or the Senior Secured Indenture Trustee arising from or related to (i) the Credit Agreement, including, without limitation, fees and expenses associated with rights and remedies thereunder, (ii) the Parent Guaranty and (iii) the Subsidiary Guaranty.

         1.143 SECURED LENDERS: The Tranche A Lenders, the Tranche B Lender, Finco and the Senior Secured Noteholders and each of their successors and assigns.

         1.144 SENIOR AFD INDENTURE: That certain indenture, dated as of October 15, 1997, between AFD, the Subsidiary Guarantors and the Senior AFD Indenture Trustee, as may have been supplemented from time to time.

         1.145 SENIOR AFD INDENTURE TRUSTEE: U.S. Bank National Association, successor to State Street Bank and Trust Company.

         1.146 SENIOR SECURED INDENTURE: That certain indenture, dated as of October 1, 1999, between Finco, AmeriServe Capital, NEDI and the Senior Secured Indenture Trustee, as may have been supplemented from time to time.

         1.147 SENIOR SECURED INDENTURE TRUSTEE: United States Trust Company of New York.

         1.148 SENIOR SECURED LOAN: The loan made by Finco to AFD in the amount of Two Hundred Million Two Hundred Ninety Seven Thousand Three Hundred Dollars ($200,297,300) under the Credit Agreement.

         1.149 SENIOR SECURED NOTEHOLDERS: The holders of the Senior Secured Notes.

         1.150 SENIOR SECURED NOTEHOLDER CLAIMS: The Secured Lender Claims of the Senior Secured Noteholders, the Senior Secured Indenture Trustee and the Agent in its capacity as agent for Finco and the Senior Secured Indenture Trustee, as successor to Finco's rights under the Credit Agreement.

         1.151 SENIOR SECURED NOTEHOLDER PROCEEDS: The distribution(s) from the Post-Confirmation Estate to holders of Allowed Senior Secured Noteholder Claims.

         1.152 SENIOR SECURED NOTES: The 12% senior secured notes issued by Finco and AmeriServe Capital in the amount of Two Hundred Five Million Dollars ($205,000,000) due September 15, 2006 pursuant to the terms of the Senior Secured Indenture and guaranteed by NEDI.

         1.153 SUBORDINATED AFD INDENTURE: That certain indenture, dated as of July 11, 1997, between AFD, the Subsidiary Guarantors, and the Subordinated AFD Indenture Trustee, as may have been supplemented from time to time.

         1.154 SUBORDINATED AFD INDENTURE TRUSTEE: State Street Bank and Trust Company.

         1.155 SUBORDINATED NEHC INDENTURE: That certain indenture, dated as of July 11, 1997, between NEHC and the Subordinated NEHC Indenture Trustee as may have been supplemented from time to time.

         1.156 SUBORDINATED NEHC INDENTURE TRUSTEE: HSBC Bank USA, successor to State Street Bank and Trust Company.

         1.157 SUBSIDIARY GUARANTY: That certain Second Amended and Restated Secured Guaranty Agreement, dated as of May 21, 1998, by CCC, Delta Transportation, NTSI, PSC Services, PSD Transportation, ATI and ASNSC in favor of the Agent and the Secured Lenders.

         1.158 10% SENIOR SUBORDINATED NOTES: Those certain senior unsecured subordinated notes due July 15, 2007 issued by AFD in the original aggregate principal amount of Five Hundred Million Dollars ($500,000,000) in accordance with the terms and conditions of the Subordinated AFD Indenture.

         1.159 13% JUNIOR SUBORDINATED NOTES: Those certain junior subordinated notes due December 15, 2008 issued by AFD to Holberg in the amount of Fifteen Million Dollars ($15,000,000).

         1.160 13 1/4% SENIOR UNSECURED NOTES: Those certain senior unsecured notes due December 8, 2000 issued by AFD to Tricon in the amount of Fifteen Million Dollars ($15,000,000).

         1.161 TRANCHE A LENDER CLAIMS: The Secured Lender Claims of the Agent, in its capacity as agent for the Tranche A Lenders, and the Tranche A Lenders.

         1.162 TRANCHE A LENDERS: The banks or financial institutions that are parties to the Credit Agreement and identified therein as "Tranche A Revolving Lenders", including the Agent in its capacity as a "Tranche A Revolving Lender", under the Credit Agreement and each of their successors and assigns.

         1.163 TRANCHE B INTEREST: Defined in Section 10.1 of the Plan.

         1.164 TRANCHE B LENDER: Food Distribution Funding, Inc. and its successors and assigns.

         1.165 TRANCHE B LENDER CLAIMS: The Secured Lender Claims of the Agent, in its capacity as agent for the Tranche B Lender, and the Tranche B Lender.

         1.166 TRANCHE B RECOVERY: Any recovery or consideration from the Tranche B Lenders or on account of the Tranche B Claims for any claims held by the Senior Secured Noteholders (i.e., any claim held by any single Senior Secured Noteholders or claims by many or all of the Senior Secured Noteholders as members of one or more classes) except as Tricon may otherwise agree.

         1.167 TRANCHE B RESERVE: Defined in Section 10.1 of the Plan.

         1.168 TRICON: Collectively, Tricon Global Restaurants, Inc. and, as of the Petition Date, those affiliates specified on SCHEDULE 1.168 to the Plan other than any such affiliates that were or are franchisees in the Tricon system.

         1.169 TRICON CLAIMS: All Claims of Tricon which Tricon asserts are entitled to treatment other than as an Unsecured Claim, including the following:
(i) the DIP Facility Claim, (ii) the Tricon Reimbursement Claim, (iii) the Collateral Support Reimbursement Obligations, (iv) the Excess Transition Costs (if any) and (v) the Post-Confirmation Administrative Expense Advances.

         1.170 TRICON DESIGNEE: The member of the POC designated by Tricon and such designee's successor appointed pursuant to the Post-Confirmation Estate Agreement.

         1.171 TRICON FUNDING: Defined in Section 17.2(b) of the Plan.

         1.172 TRICON PARTIES: Tricon Global Restaurants, Inc., Pizza Hut, Inc., Taco Bell Corp., Kentucky Fried Chicken Corporation and Kentucky Fried Chicken of California, Inc. (n/k/a Kentucky Fried Chicken of Southern California, Inc.).

         1.173 TRICON PREPETITION RECEIVABLE: The prepetition accounts receivable owed by Tricon (subject to asserted defenses) to the Debtors in the approximate amount of One Hundred One Million Dollars ($101,000,000).

         1.174 TRICON REIMBURSEMENT CLAIM: The Debtors' obligation to reimburse Tricon for proceeds of Tricon-owned postpetition receivables that were paid to parties other than Tricon.

         1.175 12 _% SENIOR DISCOUNT NOTES: Those certain senior unsecured discount notes due July 15, 2007, issued by NEHC in the original aggregate principal amount of One Hundred Million Three Hundred Eighty Seven Thousand Dollars ($100,387,000) in accordance with the terms and conditions of the Subordinated NEHC Indenture.

         1.176 UNKNOWN CAUSES OF ACTION: Defined in Section 17.7 of the Plan.

         1.177 UNSECURED CLAIM: Any Claim against any of the Debtors (including, without limitation, any Reclamation Claim and any Claim relating to the Unsecured Notes, the Senior AFD Indenture, the Subordinated AFD Indenture and the NEHC Indenture), other than an Administrative Expense Claim, a PACA Claim, a Priority Non-Tax Claim, a Priority Tax Claim, a Secured Claim, a Secured Lender Claim (including Tranche A Lender Claims, Tranche B Lender Claims and Senior Secured Noteholder Claims) or a Tricon Claim.

         1.178 UNSECURED NOTES: Collectively, the 8 7/8% Senior Unsecured Notes, the 15% Senior Convertible Notes, the 10 1/8% Senior Subordinated Notes, the 13% Junior Subordinated Notes, and the 13 1/4% Senior Unsecured Notes.

         1.179 VANTIX LOGISTICS: Vantix Logistics, Ltd., a Texas limited partnership.

         1.180 VANTIX LOGISTICS INTEREST: An Interest in Vantix Logistics.

         1.181 OTHER DEFINITIONS: Unless the context otherwise requires, any capitalized term used and not defined herein or elsewhere in the Plan but that is defined in the Bankruptcy Code shall have the meaning assigned to that term in the Bankruptcy Code. Unless otherwise specified, all section, schedule or exhibit references in the Plan are to the respective section in, article of, or schedule or exhibit to, the Plan, as the same may be amended, waived, or modified from time to time. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan.

                                   ARTICLE II
                     COMPROMISE AND SETTLEMENT OF DISPUTES;
                    ASSUMPTION OF OBLIGATIONS UNDER THE PLAN

         2.1 COMPROMISE AND SETTLEMENT: The Plan incorporates proposed compromises and settlements (i) among the Debtors, Tricon and the Senior Secured Noteholders and (ii) among the Debtors, Tricon and holders of Unsecured Claims, including holders of Reclamation Claims, which are an integral part of the Plan. The treatment of Claims in Classes 4, 5, 6, 7, 8 and 9 reflect these compromises and settlements, which, upon the Effective Date, shall be binding upon the Debtors, all Creditors, and all Entities receiving any payments or other distributions under the Plan. The compromises and settlements are more fully described in the Disclosure Statement.

                                   ARTICLE III
                      SUBSTANTIVE CONSOLIDATION OF DEBTORS;
                       CANCELLATION OF INTERCOMPANY CLAIMS

         3.1 SUBSTANTIVE CONSOLIDATION: On the Effective Date, the Chapter 11 Cases (other than the Chapter 11 Case of NEHC) shall be deemed to be substantively consolidated for all purposes of the Plan. The assets and liabilities of the Debtors (other than NEHC) shall be pooled and all Claims shall be satisfied from the assets of a single consolidated estate. Any Claims against one or more of the Debtors based upon a guaranty, indemnity, co-signature, surety or otherwise, of Claims against another Debtor, including, without limitation, the Parent Guaranty and the Subsidiary Guaranty, shall be treated as a single Claim against the consolidated estates of the Debtors and shall be entitled to distributions under the Plan only with respect to such single Claim.

         3.2 CANCELLATION OF INTERCOMPANY CLAIMS: On the Effective Date, all Intercompany Claims shall be extinguished.

                                   ARTICLE IV
                PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE
                         CLAIMS AND PRIORITY TAX CLAIMS

         4.1 ADMINISTRATIVE EXPENSE CLAIMS: On the later to occur of (a) the Effective Date and (b) the date on which such Claim shall become an Allowed Claim, the Debtors or the

Post-Confirmation Estate, as applicable, shall (i) pay to each holder of an Allowed Administrative Expense Claim, in Cash, the full amount of such Allowed Administrative Expense Claim, or (ii) satisfy and discharge such Allowed Administrative Expense Claim in accordance with such other terms as may be agreed upon by and between the holder thereof and the Debtors or the Post-Confirmation Estate, as the case may be. On the Effective Date, there shall be escrowed all estimated amounts relating to the Professional Compensation and Reimbursement Claims (including all potential success fees) accrued and unpaid through the Confirmation Date pending entry of a Final Order on each such professional's fee applications in addition to any other success fees or change of control fees owing by the Debtors.

         4.2 PAYMENT OF PRIORITY TAX CLAIMS: On the Effective Date, each holder of an Allowed Priority Tax Claim shall be entitled to receive distributions in an amount equal to the full amount of such Allowed Priority Tax Claim. At the sole option and discretion of the Debtors or the Post-Confirmation Estate, such payment shall be made (a) in full, in Cash, on the Effective Date, (b) in accordance with section 1129(a)(9)(C) of the Bankruptcy Code, in full, in Cash, in up to twenty-four (24) equal quarterly installments, commencing on the first
(1st) Business Day following the date of assessment of such Allowed Priority Tax Claim, together with interest accrued thereon at a rate to be determined by the Bankruptcy Court, or (c) by mutual agreement of the holder of such Allowed Priority Tax Claim and the Debtors or the Post-Confirmation Estate.

                                    ARTICLE V
                     CLASSIFICATION OF CLAIMS AND INTERESTS

------------------ -------------------------------------------- ----------------------- ----------------------------
      CLASS                           CLAIM                             STATUS                 VOTING RIGHTS
------------------ -------------------------------------------- ----------------------- ----------------------------
        1          PACA Claims                                  Unimpaired              Not entitled to vote
------------------ -------------------------------------------- ----------------------- ----------------------------

        2          Priority Non-Tax Claims                      Unimpaired              Not entitled to vote
------------------ -------------------------------------------- ----------------------- ----------------------------

        3          Secured Claims                               Unimpaired              Not entitled to vote
------------------ -------------------------------------------- ----------------------- ----------------------------

        4          Tranche A Lender Claims                      Impaired                Entitled to vote
------------------ -------------------------------------------- ----------------------- ----------------------------

        5          Tranche B Lender Claims                      Unimpaired              Not entitled to vote
------------------ -------------------------------------------- ----------------------- ----------------------------

        6          Senior Secured Noteholder Claims             Impaired                Entitled to vote
------------------ -------------------------------------------- ----------------------- ----------------------------

        7          Tricon Claims                                Impaired                Entitled to vote
------------------ -------------------------------------------- ----------------------- ----------------------------

        8          General Unsecured Claims
------------------ -------------------------------------------- ----------------------- ----------------------------

       8A          Claims Arising Under Senior AFD Indenture    Impaired                Entitled to vote
------------------ -------------------------------------------- ----------------------- ----------------------------

       8B          Claims Arising Under Subordinated AFD        Impaired                Entitled to vote
                   Indenture
------------------ -------------------------------------------- ----------------------- ----------------------------

       8C          General Unsecured Claims of Senior Secured   Impaired                Entitled to vote
                   Noteholders
------------------ -------------------------------------------- ----------------------- ----------------------------

       8D          All Other General Unsecured Claims           Impaired                Entitled to vote
------------------ -------------------------------------------- ----------------------- ----------------------------

        9          Reclamation Claims                           Impaired                Entitled to vote
------------------ -------------------------------------------- ----------------------- ----------------------------

       10          NEHC Claims                                  Impaired                Entitled to vote
------------------ -------------------------------------------- ----------------------- ----------------------------

       11          Equity Interests                             Impaired                Not entitled to vote
------------------ -------------------------------------------- ----------------------- ----------------------------

                                   ARTICLE VI
                PROVISIONS FOR TREATMENT OF PACA CLAIMS (CLASS 1)

         6.1 PAYMENT OF ALLOWED PACA CLAIMS: Each holder of an Allowed PACA Claim shall be paid the full amount of its Allowed PACA Claim in Cash from the PACA Account as soon as practicable following the later of (a) the Effective Date, (b) the date each PACA Claim becomes an Allowed PACA Claim and (c) such other date as may be agreed upon by the Debtors or the Post-Confirmation Estate and the holder of the Allowed PACA Claim. Such payment is in full satisfaction of all claims of PACA Claimants, including Claims assertable against the Debtors and any claims assertable against non-Debtors.

                                   ARTICLE VII
                   PROVISION FOR TREATMENT OF PRIORITY NON-TAX
                                CLAIMS (CLASS 2)

         7.1 PAYMENT OF ALLOWED PRIORITY NON-TAX CLAIMS: Unless otherwise mutually agreed upon by the holder of an Allowed Priority Non-Tax Claim and the Debtors or the Post-Confirmation Estate, each holder of an Allowed Priority Non-Tax Claim shall be paid in full, in Cash, in an amount equal to such Allowed Priority Non-Tax Claim on the later of the Effective Date and the date such Allowed Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is practicable. The Tricon Claims will be treated in accordance with Article XII of the Plan.

                                  ARTICLE VIII
                       PROVISION FOR TREATMENT OF SECURED
                                CLAIMS (CLASS 3)

         8.1 TREATMENT OF SECURED CLAIMS: On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed Secured Claim shall receive one of the following distributions: (a) the payment of such holder's Allowed Secured Claim in full, in Cash; (b) the sale or disposition proceeds of the property securing any Allowed Secured Claim to the extent of the value of their respective interests in such property; (c) the surrender to the holder or holders of any Allowed Secured Claim of the property securing such Claim; or (d) such other distributions as shall be necessary to satisfy the requirements of chapter 11 of the Bankruptcy Code. The manner and treatment of each Allowed Secured Claim shall be determined by the Debtors, in their sole and absolute discretion, on or before the Confirmation Date, and upon notice to each Creditor holding a Secured Claim.

                                   ARTICLE IX
                   PROVISION FOR TREATMENT OF TRANCHE A LENDER
                                CLAIMS (CLASS 4)

         9.1 ALLOWANCE OF TRANCHE A LENDER CLAIMS: The Tranche A Lender Claims shall be deemed allowed in the amount of (y) the sum of (i) One Hundred Twenty Two Million Four Hundred Thousand Dollars ($122,400,000), (ii) all reasonable fees, costs and expenses incurred by the Tranche A Lenders as agreed to by the Tranche A Lenders and the Post-Confirmation Estate or the Debtors (or, if no such agreement is reached, then as determined by the Bankruptcy Court) and (iii) accrued interest on the unpaid principal balance owed to the Tranche A Lenders at the non-default contract rate relating to the period up to but not including the Effective Date (it being understood that the Debtors (and, therefore, the Post-Confirmation Estate) reserve their right to contest the allocation to interest, fees and/or principal made by the Tranche A Lenders) minus (z) all amounts paid to the Agent and the Tranche A Lenders on or after the Petition Date on account of their Claims. Notwithstanding the allowance provided above, the Debtors (and, therefore, the Post-Confirmation Estate) expressly reserve any and all Secured Lender Causes of Action against, among others, Bank of America Securities L.L.C.

         9.2 TREATMENT OF ALLOWED TRANCHE A LENDER CLAIMS: On the Effective Date, each holder of an Allowed Tranche A Lender Claim shall receive the payment of such holder's Pro Rata Share of Cash in an amount equal to the Allowed Tranche A Lender Claims; PROVIDED, HOWEVER, that on the Effective Date, the Debtors shall deposit Cash into a reserve account (the "Tranche A Reserve") in an amount equal to the unpaid professional fees asserted by the Tranche A Lenders pending the allowance of such fee claims pursuant to section 506 of the Bankruptcy Code. The distributions to the Tranche A Lenders on the Effective Date and the funding of the Tranche A Reserve shall constitute a full satisfaction of any Claims held by the Tranche A Lenders, and shall fully satisfy any Claims assertable by the Tranche A Lenders (or the Agent acting on behalf of the Tranche A Lenders) in respect of the Replacement Collateral Obligations or the Tricon Prepetition Receivable.

                                    ARTICLE X
                   PROVISION FOR TREATMENT OF TRANCHE B LENDER
                                CLAIMS (CLASS 5)

         10.1 TREATMENT OF TRANCHE B LENDER CLAIMS: On the Effective Date, the Debtors shall deposit Cash into a reserve account (the "Tranche B Reserve") for the benefit of the Tranche B Lenders in an amount equal to One Hundred Million Dollars ($100,000,000) plus unpaid interest at the default contract rate relating to the period up to but not including the Effective Date (the "Tranche B Interest"). The Tranche B Lender Claims shall be paid from the Tranche B Reserve when and to the extent such Claims become Allowed Tranche B Lender Claims by Final Order of the Bankruptcy Court. The funding of the Tranche B Reserve shall constitute a full satisfaction of any Claims held by the Tranche B Lenders, and shall fully satisfy any Claim assertable by the Tranche B Lenders (or the Agent acting on behalf of the Tranche B Lenders) in respect of the Replacement Collateral Obligations or the Tricon Prepetition Receivable. The Debtors (and, therefore, the Post-Confirmation Estate) expressly reserve any and all Secured Lender Causes of Action as they may pertain to the Tranche B Lender. In the event that all or a portion of the Tranche B Lender Claims are disallowed or subordinated to other rights of other Creditors, the portion of the Tranche B Reserve proceeds that are so disallowed or subordinated will be distributed in accordance with the Final Order disallowing or subordinating such Claims.

         Beginning on or about the Effective Date, Cash in the Tranche B Reserve (i.e., the approximately One Hundred Fifteen Million Dollars ($115,000,000) in Cash that is being set aside by the Debtors on account of the Tranche B Lender Claims) will accrue interest at a rate per annum equal to the 3 month Treasury Bill rate in effect on the Effective Date as reflected in THE WALL STREET JOURNAL, National Edition, and reset at three month intervals thereafter until the Cash in the Tranche B Reserve is distributed by order of the Bankruptcy Court. Notwithstanding any other provision of the Plan to the contrary, such interest will be available to pay costs, fees and post-Effective Date interest on the Tranche B Lender Claims, if such costs fees and interest become Allowed Tranche B Lender Claims, pro rated to the extent that the Tranche B Lender Claims become Allowed Tranche B Lender Claims.


                                   ARTICLE XI
                           PROVISION FOR TREATMENT OF
                   SENIOR SECURED NOTEHOLDER CLAIMS (CLASS 6)

         11.1 ALLOWANCE OF SENIOR SECURED NOTEHOLDER CLAIMS: The Senior Secured Noteholder Claims shall be deemed allowed in the amount of the sum of (i) Two Hundred Million Two Hundred Ninety Seven Thousand Three Hundred Dollars ($200,297,300), and (ii) accrued and unpaid interest at the nondefault contract rate of 12% per annum relating to the period up to but not including the Petition Date.

         11.2 TREATMENT OF SENIOR SECURED NOTEHOLDER CLAIMS: On the Effective Date, the Debtors will distribute (a) to the Senior Secured Indenture Trustee, Cash in an amount equal to 32.5% of the face amount (i.e. $205 million) of the Senior Secured Noteholder Claims MINUS the sum of (i) 50% of the Tranche B Interest (such percentage, the "Noteholder Proportion"), and (ii) the Ad Hoc Senior Secured Noteholder Committee Professional Fees, and (b) to the Ad Hoc Senior Secured Noteholder Committee Professionals, the Ad Hoc Senior Secured Noteholder Committee Professional Fees.

         The Senior Secured Indenture Trustee shall distribute to the Senior Secured Noteholders their Pro Rata Share after making all necessary adjustments for payments previously paid by members of the Ad Hoc Senior Secured Noteholder Committee to the Ad Hoc Senior Secured Noteholder Committee Professionals. Subsequent to the Effective Date, but no less than every ninety (90) days following the Effective Date, the amount of Cash in the PACA Account equal to the amount of all PACA Claims that are disallowed or reduced by order of the Bankruptcy Court during such ninety (90) day period shall be distributed as follows: First, to Tricon until Tricon has been repaid an amount that is equal to the difference between (i) the amounts on deposit in or deposited into the PACA Account on the Effective Date plus the aggregate distributions made to PACA Claimants prior to the Effective Date minus (ii) $53 million; and second, to the Senior Secured Indenture Trustee for the benefit of (and for pro rata distribution to) the Senior Secured Noteholders (net of the amount of any outstanding Ad Hoc Senior Secured Noteholder Committee Professional Fees which amount shall first be paid to such professionals). In no event shall the Senior Secured Noteholders have any obligation to fund the PACA Claims.

         In addition, the Noteholder Proportion shall be refunded to the Senior Secured Noteholders on the following terms: (i) if and to the extent that the Tranche B Lender Claims relating to Tranche B Interest are disallowed by a Final Order, the Senior Secured Noteholders shall be entitled to receive the Noteholder Proportion; (ii) if Tranche B Lender Claims as to Tranche B Interest are allowed and (x) there is no Tranche B Recovery, then no later than five (5) days following the entry of a Final Order determining claims relating to the Tranche B Recovery, the Senior Secured Noteholders shall receive a refund from Tricon in an amount equal to the Noteholder Proportion; (y) if there is a Tranche B Recovery and it is equal to or greater than the Noteholder Proportion, then the Senior Secured Noteholders shall not be entitled to any refund of the Noteholder Proportion; and (z) if there is a Tranche B Recovery and it is less than the Noteholder Proportion, then no later than five (5) days following the entry of a Final Order determining claims relating to the Tranche B Recovery, the Senior Secured Noteholders shall receive a refund of the difference between such Tranche B Recovery and the remaining Noteholder Proportion. Any refund of the Noteholder Proportion shall be paid to the Senior Secured Indenture Trustee for pro rata distribution to the Senior Secured Noteholders, except that, in calculating a Senior Secured Noteholder's Pro Rata Share of such refund, the Senior Secured Indenture Trustee shall reduce a Senior Secured Noteholder's share by the amount of any Tranche B Recovery. For purposes of the foregoing, any subordination of the Tranche B Lender Claims to the Senior Secured Notes shall be a Tranche B Recovery of the Noteholder Proportion to the extent of such subordination (provided that the Noteholders receive the benefit of such subordination), and, to the extent that the Senior Secured Noteholders become entitled to a portion (or all) of the Tranche B Interest as a consequence of the subordination (whether partial or whole) of the Tranche B Lender Claims to the Senior Secured Notes, the Senior Secured

Noteholders shall waive such Tranche B Interest. The Senior Secured Noteholders will accept the distributions to the Senior Secured Noteholders or for their benefit, as described herein (the "Noteholder Distribution"), in full satisfaction of any claims assertable by the Senior Secured Noteholders (or the Agent acting on behalf of the Senior Secured Noteholders) in respect of the Replacement Collateral Obligations or the Tricon Prepetition Receivable.

         After giving effect to the Noteholder Distribution, the Senior Secured Notes shall be allowed as secured claims to the extent of the value of any remaining Collateral (if any) and as General Unsecured Claims to the extent of any deficiency in an amount equal to the difference between the unpaid principal amount of plus accrued and unpaid interest on Claims on the Petition Date and the sum of the payments equaling the Noteholder Distribution; provided, however, that nothing in the Plan shall in any way limit or impair the Senior Secured Noteholders' rights (if any) to recover the funds reserved for the Tranche B Lenders if and to the extent the Senior Secured Noteholders succeed in equitably subordinating the Tranche B Lender Claims only to the Senior Secured Notes and shall not impair the Senior Secured Noteholders' rights (if any) to recover amounts payable to the Tranche B Lenders in the event that the Tranche B Lender Claims are equitably subordinated to the Senior Secured Noteholder Claims and not to any other Creditors.

         Subject to any superior liens to the extent not satisfied in full pursuant to the Plan, the liens securing the Senior Secured Notes will attach to the proceeds to be distributed to or reserved for the PACA Claims and the Secured Lenders under the Plan to the extent of the allowed secured claim of the Senior Secured Noteholders, without prejudice to any party's rights to challenge the amount of such secured claim.

                                   ARTICLE XII
                        PROVISION FOR TREATMENT OF TRICON
                                CLAIMS (CLASS 7)

         12.1 ALLOWANCE OF TRICON CLAIMS: The Tricon Claims shall be allowed as first priority claims in the amount of Two Hundred Twenty Million Dollars ($220,000,000) and shall be paid in the manner specified in Section 12.3 below. To the extent that a portion of the $220 million priority claim is allocable to the DIP Facility Claim, distribution of such sums among Tricon and any DIP Facility assignees shall be effected by Tricon in a manner agreed to by Tricon and such DIP Facility assignees. In addition, Tricon shall be entitled to receive the non-recourse recoveries specified in Section 12.2 below, which non-recourse recoveries will not reduce Tricon's $220 million priority claim.

         21.2 NON-RECOURSE RECOVERIES: Tricon shall be entitled to receive (i) all funds (if any) remaining in the Tranche A Reserve after a Final Order is entered in respect of the Tranche A Lender Claims, (ii) fifty percent (50%) of that portion (if any) of the Tranche B Interest that is disallowed by Final Order, (iii) the first $2.5 million of Cash, if any, remaining in the PACA Account after the satisfaction in full of all allowed PACA Claims, (iv) all funds reserved for Administrative Expense Claims, Priority Tax Claims and Priority Non-Tax Claims, in each case to the extent any such Claims are disallowed by Final Order, and
(v) all Cash and other recoveries (net of recovery costs) in respect of Encumbered Residual Assets realized by the Post-Confirmation Estate or Tricon.

         12.3 PROCEEDS OF POST-CONFIRMATION ESTATE ASSETS: Net recoveries realized by the Post-Confirmation Estate resulting from the liquidation of the Post-Confirmation Estate Assets (other than Encumbered Residual Assets) shall be distributed as follows: First, up to $5 million to a reserve maintained by the Plan Administrator (the "Post-Effective Date Reserve"), in accordance with the terms of the Post-Confirmation Estate Agreement, to fund prospective post-confirmation administrative expenses. Second, to Tricon until Tricon has been reimbursed for all Post-Confirmation Administrative Expense Advances other than litigation expenses advances extended by Tricon. Third, to Tricon until Tricon has been reimbursed for all priority claim reserves and administrative claim reserves funded by Tricon in excess of the Base Reserve Amount, but only to the extent that such excess priority claims and administrative claims are allowed. Fourth, to Tricon to reimburse Tricon for litigation expense advances made pursuant to Section 17.5 below. And fifth, all remaining net recoveries shall be shared between Tricon and holders of Allowed General Unsecured Claims according to the following chart until such time as Tricon has received, in addition to the reimbursements prescribed above and the non-recourse recoveries specified in Section 12.2 above, $220 million:

--------------------------------------------------------------------------------------------------------------------
                                    PERCENTAGE SPLIT ON NET RECOVERIES BETWEEN
                                             ALLOWED TRICON CLAIMS AND
                                         ALLOWED GENERAL UNSECURED CLAIMS
--------------------------------------------------------------------------------------------------------------------
      NET RECOVERY AMOUNT               ALLOWED TRICON CLAIMS               ALLOWED GENERAL UNSECURED CLAIMS
--------------------------------- ---------------------------------- -----------------------------------------------

        Up to $50 million                        80%                                      20%
        Next $50 million                         70%                                      30%
        Next $50 million                         60%                                      40%
        Next $50 million                         60%                                      40%
        Next $50 million                         50%                                      50%
        Next $50 million                         40%                                      60%
        Next $50 million                         40%                                      60%
        Next $50 million                         40%                                      60%
   Additional Net Recoveries                     0%                          All Additional Net Recoveries
--------------------------------- ---------------------------------- -----------------------------------------------

         Provided, however, that the Plan Administrator may distribute funds in accordance with the formula described in "fifth" above prior to actual payment to Tricon as described in "third" above (but not "fourth" above) only if the Plan Administrator has first reserved sufficient funds to reimburse Tricon for unresolved priority claims and administrative claims in excess of the Base Reserve Amount for which Tricon has funded a reserve.


                                  ARTICLE XIII
                   PROVISIONS FOR CLASSIFICATION AND TREATMENT
                      OF GENERAL UNSECURED CLAIMS (CLASS 8)

         13.1 CLASSIFICATION OF GENERAL UNSECURED CLAIMS: General Unsecured Claims are divided into four separate subclasses - subclasses 8A, 8B, 8C and 8D
- each of which is treated identically in the Plan. Subclass 8A consists of Claims arising under the Senior AFD Indenture. Subclass 8B consists of Claims arising under the Subordinated AFD Indenture. Subclass 8C consists of General Unsecured Claims of the Senior Secured Noteholders. Subclass 8D consists of all other General Unsecured Claims.

         13.2 TREATMENT OF GENERAL UNSECURED CLAIMS: Commencing on the
Effective Date, each holder of an Allowed General Unsecured Claim shall be entitled to receive such holders' Pro Rata Share of net recoveries realized by the Post-Confirmation Estate resulting from the liquidation of Post-Confirmation Estate Assets (other than Encumbered Residual Assets) according to the chart in
Section 12.3 above remaining after the full satisfaction of amounts payable (a) in connection with the administration of the Post-Confirmation Estate, (b) on account of (or reserved on account of) Post-Confirmation Administrative Expense Advances and (c) otherwise payable under the Post-Confirmation Estate Agreement.

         Distributions to holders of subclass 8A Claims (e.g., holders of the 8 7/8% Senior Unsecured Notes) shall be payable, first to the Senior AFD Indenture Trustee in satisfaction of the Senior AFD Indenture Trustee's Claims arising under the Senior AFD Indenture. Distributions to holders of subclass 8B Claims (e.g., the 10 1/8% Senior Subordinated Notes) shall be payable, first, to the Subordinated AFD Indenture Trustee in satisfaction of the Subordinated AFD Indenture Trustee's Claims arising under the Subordinated AFD Indenture. Tricon shall be deemed to waive and release any right of recovery it may have on account of any Unsecured Claims.

                                   ARTICLE XIV
                           PROVISION FOR TREATMENT OF
                          RECLAMATION CLAIMS (CLASS 9)

         14.1 TREATMENT OF RECLAMATION CLAIMS: Commencing on the Effective Date, each holder of an Allowed Reclamation Claim shall be entitled to receive distributions as if such Claimant had an Allowed General Unsecured Claim in an amount equal to 2 1/2 times the allowed amount of such Allowed Reclamation Claim, plus any Allowed General Unsecured Claim held by such holder. By way of example, if a Reclamation Claimant has a total Claim of $1.5 million, of which $500,000 constitutes an Allowed Reclamation Claim, and $1 million is an Allowed General Unsecured Claim, the Allowed Reclamation Claim would be treated as an Allowed General Unsecured Claim in the amount of $1.25 million ($500,000 x 2.5), in addition to the Allowed General Unsecured Claim of $1 million, for a total Allowed General Unsecured Claim of $2.25 million.

         Notwithstanding the foregoing, in the event that any Reclamation Claimant (i) objects to the Plan, (ii) votes not to accept the Plan, (iii) after November 1, 2000 (which date may be extended at the Debtors' sole and absolute discretion) seeks treatment of such Claim in any manner inconsistent with the settlement described herein or (iv) that has objected to the Debtors' Motion for Further Order Establishing Procedure for Valuation of Allowed Reclamation Claims filed on September 13, 2000 and has not withdrawn such objection on or before November 1, 2000 (which date may be extended at the Debtors' sole and absolute discretion), then such Reclamation Claimant shall be entitled to receive distributions on account of the allowed portion of such Reclamation Claim as if such holder had an Allowed General Unsecured Claim equal to the amount of such Allowed Reclamation Claim rather than equal to 2 1/2 times such amount; provided, however, that holders of Reclamation Claims entitled to the 2.5 times treatment described above shall not be deemed to have waived any new value defenses to a Bankruptcy Cause of Action under section 547(c) of the Bankruptcy Code.

         Holders of Reclamation Claims may file Administrative Expense Claims in the event that the Plan is not confirmed.

                                   ARTICLE XV
                         PROVISION FOR TREATMENT OF NEHC
                                CLAIMS (CLASS 10)

         15.1 TREATMENT OF NEHC CLAIMS: Each holder of an Allowed NEHC Claim (including Claims relating to the 12 3/8% Senior Discount Notes and any other Claims arising under the Subordinated NEHC Indenture) shall receive such holder's Pro Rata Share of Post-Confirmation Estate Assets remaining after the full satisfaction in accordance with the terms of the Plan of (a) amounts payable in connection with the administration of the Post-Confirmation Estate,
(b) Allowed General Unsecured Claims, and (c) Allowed Reclamation Claims.


                                   ARTICLE XVI
          PROVISION FOR CANCELLATION OF INTERESTS IN DEBTORS (CLASS 11)

         16.1 CANCELLATION OF INTERESTS: On the Effective Date, all NEHC Interests, AFD Interests, HWPI Interests, PSD Transportation Interests, ATI Interests, CCC Interests, ASNSC Interests, Delta Transportation Interests, PSC Services Interests, NTSI Interests, ProSource Mexico Interests, NAVC Corp. Interests, North American Vantix Corp. Interests and Vantix Logistics Interests shall be deemed extinguished and the certificates and all other documents representing such Interests shall be deemed canceled and of no force and effect.

                                  ARTICLE XVII
                    PROVISIONS FOR IMPLEMENTATION OF THE PLAN

         17.1 SALE OF ASSETS: The Debtors shall consummate the sale of substantially all of the Debtors' assets that are used by the Debtors to distribute food items, paper goods and cleaning supplies primarily to Taco Bell, Kentucky Fried Chicken, Pizza Hut, and Long John Silver's pursuant to the terms of the McLane Purchase Agreement in connection with the Sale Transaction or an Alternative Sale Transaction.

         17.2 FUNDING OF THE PLAN:

              (1) On the Effective Date, the Debtors shall convey, transfer, assign and deliver the assets purchased by McLane in connection with the Sale Transaction or such offeror who submits a higher and better offer pursuant to the terms of the Alternative Sale Transaction free and clear of all liens and interests in exchange for the purchase price to be paid pursuant to (i) the McLane Purchase Agreement or (ii) to the Alternative Sale Transaction.

              (2) Subject to the other provisions of the Plan, on the Effective Date Tricon will fund to the Debtors (the "Tricon Funding"), for the benefit of the Debtors and the Creditors, Cash in an amount which, when added to the McLane Proceeds or the purchase price pursuant to the Alternative Sale Transaction and the Debtors' Cash on hand immediately after the closing of the Sale Transaction or the Alternative Sale Transaction, equals the sum of the following:

                  (i) the difference between (y) Fifty Five Million Five Hundred Thousand Dollars ($55,500,000), and (z) the sum of aggregate distributions to PACA Claimants prior to the Effective Date and the amount of Cash in the PACA Account on the Effective Date;

                  (ii) the amount in which the Tranche A Lender Claims shall be deemed allowed in accordance with Section 9.1 of the Plan, minus funded reserves established for the Tranche A Lender Claims;

                  (iii) One Hundred Million Dollars ($100,000,000) in respect of the loan made by the Tranche B Lender to the Debtors (net of any reserves held for the Tranche B Lender);

                  (iv)     fifty percent (50%) of the Tranche B Interest;

                  (v) thirty two and one half percent (32.5%) of the face amount (i.e., $205 million) of the Senior Secured Notes; and

                  (vi) the Base Reserve Amount, plus $28.1 million to fund reserves in respect of disputed administrative, priority and secured claims that are in excess of the Base Reserve Amount.

              In addition, (1) Tricon shall be obligated to fund the Post-Effective Date Administrative Expense Budget (not to exceed $15.5 million in the aggregate) in accordance with such budget (together with such modifications as to timing and expense category as may be approved by the Plan Administrator in his discretion), and (2) if after the Effective Date the Debtors are required pursuant to Section 11.2 above to refund to the Noteholders a portion (or all) of the Noteholder Proportion in respect of Tranche B Interest that has been allowed by a Final Order, Tricon will remit to the Debtors, for distribution to the Noteholders, the amount of such refund; provided, however, if Tricon fails to so fund, the Plan Administrator may fund any unfunded amount by using proceeds of the Post-Confirmation Estate Assets and/or Encumbered Residual Assets as each would be otherwise distributed to Tricon to satisfy such funding obligation, and (3) if both the funding available under the Post-Effective Date Administrative Expense Budget and the cash deposited (and on deposit) in the Post-Effective Date Reserve are inadequate for Post-Effective Date Administrative Expenses, Tricon will advance (and such advances shall constitute additional Post-Confirmation Administrative Expense Advances) up to $5 million MINUS cumulative sums deposited into (and on deposit in) the Post-Effective Date Reserve. On the Effective Date, Tricon shall have issued on its behalf a letter of credit naming the Post-Confirmation Estate as the beneficiary in the face amount equal to $15.5 million MINUS Cash funded by Tricon on the Effective Date under the Post-Confirmation Administrative Expense Budget.

              (3) Nothing contained in the Plan shall impair the right of the Plan Administrator to seek Bankruptcy Court approval to use proceeds of Bankruptcy Causes of Action to fund post-confirmation administrative expenses for which the Tricon Funding is insufficient.

         In consideration of the Tricon Funding, the Debtors shall, INTER ALIA,
(i) dismiss with prejudice within five (5) Business Days after the Effective Date the lawsuit titled Case No. 00-358 (PJW); United States Bankruptcy Court, District of Delaware; AMERISERVE FOOD DISTRIBUTION, INC., AMERISERVE FUNDING CORP., ET AL. V. TRICON GLOBAL RESTAURANTS, INC.; (ii) remit proceeds of the Encumbered Residual Assets to Tricon: (iii) pay Tricon on account of its Allowed Tricon Claims in the manner provided in s 12.2 and 12.3; and (iv) provide the release in favor of Tricon set forth herein.

         17.3 TRICON CONTRACT ASSUMPTION: On the Effective Date, Tricon and its franchisees constituting at least 85% of the restaurants served by the Debtors for each of the Pizza Hut, Kentucky Fried Chicken and Taco Bell concepts shall consent to the Debtors' assumption and assignment to McLane of the distribution agreements of each of them, as modified by the amendments annexed to the McLane Purchase Agreement. These assumptions and assignments will neither diminish nor elevate the status or priority of Tricon Unsecured Claims or those of its franchisees against the Debtors (if any) that arose prior to the Petition Date. Other than McLane's commitment to perform its obligations under the distribution agreements (as so amended by the transactions to be consummated in connection with the execution of the McLane Purchase Agreement), Tricon and Tricon franchisees hereby waive and release any requirement of adequate assurance of future performance under section 365 of the Bankruptcy Code or otherwise in connection with the Sale Transaction.

         17.4 ESTABLISHMENT OF THE POST-CONFIRMATION ESTATE: On the Effective Date, the Debtors, on their own behalf and on behalf of holders of Claims in Classes 6, 7, 8, 9 and 10 shall execute the Post-Confirmation Estate Agreement and shall take all other steps necessary to establish the Post-Confirmation Estate. On the Effective Date, and in accordance with and pursuant to the terms of the Plan, the Debtors shall transfer to the Post-Confirmation Estate all of their right, title, and interest in all of the Post-Confirmation Estate Assets (including the purchase price paid by McLane or such offeror whose higher and better offer is accepted by the Debtors). In connection with the transfer of these assets, including rights and causes of action (including Bankruptcy Causes of Action), any attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) transferred to the Post-Confirmation Estate shall vest in the Post-Confirmation Estate and its representatives, and the Debtors and the Post-Confirmation Estate are authorized to take all necessary actions to effectuate the transfer of such privileges.

         17.5 FUNDING EXPENSES OF THE POST-CONFIRMATION ESTATE: As part of the Tricon Funding, Tricon will fund up to Five Million Dollars ($5,000,000) to the Post-Confirmation Estate in the form of a Post-Confirmation Administrative Expense Advance for the purpose of funding costs associated with litigating and settling Bankruptcy Causes of Action and any other causes of action. Tricon will fund Two Million Dollars ($2,000,000) to the Post-Confirmation Estate on the Effective Date. The remaining Three Million Dollars ($3,000,000) will be funded by Tricon from the proceeds of the Tranche B Reserve or, if such proceeds are not timely available, then such amount will be funded directly by Tricon. The Debtors shall have no obligation to provide any funding with respect to the Post-Confirmation Estate after they transfer the Post-Confirmation Estate Assets to the Post-Confirmation Estate. As more fully described in the Post-Confirmation Estate Agreement, any Cash in the Post-Confirmation Estate shall be applied, first, to the fees, costs, expenses and liabilities of the Plan Administrator, second, to satisfy any other administrative and wind down expenses of the Post-Confirmation Estate and, third, to reimburse Tricon for Post-Confirmation Administrative Expense Advances; provided, however, that costs and expenses associated with the realization of proceeds on Post-Confirmation Estate Assets (other than Encumbered Residual Assets ) shall not be satisfied from proceeds of the Encumbered Residual Assets. Interest that accrues on any reserves (including, but not limited to, the Tranche A Reserve and the reserve established for Disputed Claims) other than the Tranche B Reserve shall be available in an amount equal to the lesser of (y) Two Million Dollars ($2,000,000) and (z) twenty-five percent (25%) of such interest for use by the Plan Administrator to cover the fees, costs, expenses and liabilities of the Plan Administrator (to the extent used, the "Interest Supplement"); provided, however, that Tricon shall be entitled to be reimbursed for all Interest Supplements used by the Plan Administrator as Post-Confirmation Administrative Expense Advances.

         17.6 CORPORATE ACTION: Upon the entry of the Confirmation Order by the Bankruptcy Court, all matters provided under the Plan involving the corporate structure of the Debtors shall be deemed authorized and approved without any requirement of further action by the Debtors, the Debtors' shareholders or the Debtors' boards of directors. The Debtors (and their boards of directors) shall dissolve or otherwise terminate their existence following the Effective Date and are authorized to dissolve or terminate the existence of wholly-owned non-Debtor subsidiaries following the Effective Date.

         17.7 PRESERVATION OF RIGHTS OF ACTION

               (1) The Debtors are currently investigating whether to pursue potential Bankruptcy Causes of Action against other Entities. The investigation has not been completed to date, and under the Plan, the Plan Administrator, on behalf of the Post-Confirmation Estate, retains all rights on behalf of the Debtors and the Post-Confirmation Estate to commence and pursue any and all Bankruptcy Causes of Action (under any theory of law or equity, including, without limitation, the Bankruptcy Code, and in any court or other tribunal including, without limitation, in an adversary proceeding filed in the Chapter 11 Cases) discovered in such an investigation to the extent the Plan Administrator, on behalf of the Post-Confirmation Estate, deems appropriate in accordance with the terms of the Post-Confirmation Estate Agreement. Potential Bankruptcy Causes of Action currently being investigated by the Debtors, which may but need not (if at all), be pursued by the Debtors prior to the Effective Date and by the Plan Administrator, on behalf of Post-Confirmation Estate, after the Effective Date to the extent warranted, include, without limitation, the following Bankruptcy Causes of Action set forth below:

         o Any lawsuits for, or in anyway involving, the collection of accounts receivable or any matter related thereto including, without limitation, against those parties set forth on the list of parties in interest filed or to be filed with the Clerk of the Bankruptcy Court as EXHIBIT B to the Plan Supplement (the "Party in Interest Matrix");

         o The lawsuit titled Case No. 71-181-00280-00; American Arbitration Association Commercial Arbitration; AMERISERVE FOOD DISTRIBUTION V. KING CONN ENTERPRISES, INC., ET AL. and any other causes of action arising out of the circumstances, events, transactions or other facts giving rise to this claims and/or causes of action in the above numbered adversary proceeding;

         o The lawsuit titled Case No. 71-Y-181-00281-00; American Arbitration Association Commercial Arbitration; AMERISERVE FOOD DISTRIBUTION, INC. V. POTOMAC FOODS, INC. and any other causes of action arising out of the circumstances, events, transactions or other facts giving rise to this claims and/or causes of action in the above numbered adversary proceeding;

         o The lawsuit titled Case No. 71-Y-181-00282-00; American Arbitration Association, Commercial Arbitration; AMERISERVE FOOD DISTRIBUTION, INC. V. RON DEVINE, NOVA KING, INC., VIRGINIA FOODS, INC. AND A/R FOODS and any other causes of action arising out of the circumstances, events, transactions or other facts giving rise to this claims and/or causes of action in the above numbered adversary proceeding;

         o The lawsuit titled Case No. 00-000618 (PJW); United States Bankruptcy Court, District of Delaware; AMERISERVE FOOD DISTRIBUTION, INC. V. JOHN HOLTEN, HOLBERG INCORPORATED, HOLBERG INDUSTRIES INC., AND NEBCO EVANS DISTRIBUTORS, INC. and any other causes of action arising out of the circumstances, events, transactions or other facts giving rise to this claims and/or causes of action in the above numbered adversary proceeding;

         o The lawsuit titled Case No. 00-3601; District Court of Dallas County, Texas, F-116th Judicial Circuit; AMERISERVE FOOD DISTRIBUTION, INC. V. MBM CORPORATION, RICK RUTH, AND ROY DERIDDER and any other causes of action arising out of the circumstances, events, transactions or other facts giving rise to this claims and/or causes of action in the above numbered adversary proceeding;

         o        The lawsuit titled AMERISERVE FOOD DISTRIBUTION, INC. V.
                  MARMIJA, INC., ROB-HIN, INC., HIN-ROB, INC., HINBO, INC. and any other causes of action arising out of the circumstances, events, transactions or other facts giving rise to this claims and/or causes of action in the above numbered adversary proceeding;

         o Potential claims for prepetition breaches of fiduciary duty, negligent management and wasting of corporate assets and corporate opportunity and/or arising under the Debtors' Directors and Officers Insurance policies against the Debtors' prepetition directors and officers, among others;

         o Any and all potential claims against the prepetition members of the Debtors' Boards of Directors and/or officers, including, without limitation, the right to equitably subordinate claims held by such directors and/or officers pursuant to section 510(c) of the Bankruptcy Code;

         o Any and all claims, including, but not limited to, breach of contract and breach of fiduciary duty against DLJ in connection with various acquisitions and debt offerings;

         o Any and all fraudulent conveyance claims against PepsiCo., Inc. in any way related to the Debtors' purchase of PFS, BKC (including without limitation against BKC franchisees), and the shareholders of ProSource, Inc. (including, without limitation, Onyx) in any way related to the Debtors' purchase of ProSource;

         o Potential claims for breach of a prepetition contract and otherwise related to actions or inactions by the Debtors' prepetition consultants and service providers, including, without limitation, JD Edwards and other consultants set forth on the Party in Interest Matrix;

         o Claims arising out of, and in connection with, the prepetition management, operation and/or reporting of financial and other information against all persons and entities having any responsibility with respect thereto, whether such claims are legal, equitable or statutory in nature, including, without limitation, those claims listed on the Party in Interest Matrix;

         o Claims to recover amounts improperly awarded to employees under the terms of any prepetition employment or change in control agreement, including, without limitation, those listed on the Party in Interest Matrix;

         o All violations against third parties with respect to prepetition violations of applicable federal or state securities laws;

         o All claims or causes of action arising out of or that relate to prepetition acquisitions or financings;

         o Any and all actual or potential breach of contract claims against BKC and its franchisees related to the amendment of the distribution contracts with the Debtors and/or the termination/expiration thereof;

         o The collection of monies due from customers and vendors listed on the Party in Interest Matrix;

         o Any and all actual or potential breach of contract claims against BKC, Restaurant Services, Inc. and Chick-fil-A, Inc. related to, among other things, the amendment of the distribution contracts with the Debtors and/or the termination/expiration thereof and/or the termination by other customers, employees and other business relations of their relationships with the Debtors;

         o Any and all actual or potential breach of contract claims against BKC franchisees (and the owners thereof) relating to nonpayment of accounts receivables including North Carolina Franchise Group, North Illinois Franchise Group, Southern King Enterprises, Cimm's, Inc., Virginia Cimm's, Inc., Hawaii Cimm's, Inc., Oahu Restaurants, Inc., Southwest Cimm's, Inc., Lawrence P. Cimmarusti, Amilia M. Cimmarusti, Ralph J. Cimmarusti, Hallie D. Cimmarusti and Sydran Systems, Inc.;

         o Any and all actual or potential breach of contract claims against Brinker International, RTM, Inc., Sybra, Inc., ICH Corporation, Main St. Mains, Inc., Carlson Restaurants Worldwide, Inc., TGI Friday's, Inc., International Dairy Queen and/or any and all customers who improperly exited the Debtors' system and/or have improperly asserted or taken action through setoff;

         o Any and all actual or potential Secured Lender Causes of Action;

         o All claims or causes of action arising out of or that relate to the Debtors' purchase from Dan Crippen of his 50% interest in Post Holdings Company;

         o Any and all claims or causes of action against William Woodall relating to the Debtors' payment of $875,000 to Mr. Woodall in or about January of 1999;

         o All claims or causes of action arising out of or that relate to transactions identified in the "Certain Relationships and Related Transactions" section of AFD's or NEHC's public filings; and

         o Any and all actual or potential claims or causes of action against NEDI, Holberg, Inc., Holberg Industries, Inc., and their respective shareholders (including but not limited to John Victor Holten) arising out of or related to the accounts receivable balance of approximately $11.3 million now listed as being owed by NEDI to NEHC, but which prior to December 8, 1999 was owed by Holberg Industries, Inc. to NEHC and AFD.

               (2) In addition, potential Bankruptcy Causes of Action which may be pursued by the Debtors prior to the Effective Date and by the Plan Administrator, on behalf of the Post-Confirmation Estate after the Effective Date, also include, without limitation the following: (1)

         o Any other actual or potential Bankruptcy Causes of Action, whether legal, equitable or statutory in nature, arising out of, or in connection with the Debtors' businesses or operations, including, without limitation, the following: possible claims against vendors, landlords, sublessees, assignees, customers or suppliers for warranty, indemnity, back charge/set-off issues, overpayment or duplicate payment issues and collections/accounts receivable matters; deposits or other amounts owed by any creditor, lessor, utility, supplier, vendor, landlord, sublessee, assignee, or other entity; employee, management or operational matters; claims against landlords, sublessees and assignees arising from various leases, subleases and assignment agreements relating thereto, including, without limitation, claims for overcharges relating to taxes, common area maintenance and other similar charges; financial reporting; environmental, and product liability matters; actions against insurance carriers relating to coverage, indemnity or other matters; counterclaims and defenses relating to notes or other obligations; contract or tort claims which may exist or subsequently arise; and

         o Except for the express waiver of certain claims in the Plan, any and all actual or potential avoidance claims pursuant to any applicable section of the Bankruptcy Code, including, without limitation sections 544, 545, 547, 548, 549, 550, 551,
                  553(b) and/or 724(a) of the Bankruptcy Code, arising from any transaction involving or concerning the Debtors.

         In addition, there may be numerous other Bankruptcy Causes of Action which currently exist or may subsequently arise that are not set forth herein, because the facts upon which such Bankruptcy Causes of Action are based are not fully or currently known by the Debtors and, as a result, cannot be raised during the pendency of the Chapter 11 Cases (collectively, the "Unknown Causes of Action"). The failure to list any such Unknown Cause of Action herein is not intended to limit the rights of the Plan Administrator, on behalf of the Post-Confirmation Estate, to pursue any Unknown Cause of Action to the extent the facts underlying such Unknown Cause of Action become fully known to the Debtors.

         The potential net proceeds from the Bankruptcy Causes of Action identified herein, or which may subsequently arise or be pursued, are speculative and uncertain and therefore no value has been assigned to such recoveries. The Debtors and the Post-Confirmation Estate do not intend, and it should not be assumed that because any existing or potential Bankruptcy Causes of Action have not yet been pursued by the Debtors or are not set forth herein, that any such Bankruptcy Causes of Action have been waived.

         Unless Bankruptcy Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or any Final Order, the Debtors expressly reserve all Bankruptcy Causes of Action and Unknown Causes of Action, including the Bankruptcy Causes of Action described herein, as well as any other Bankruptcy Causes of Action or Unknown Causes of Action, for later adjudication and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches shall apply to such Bankruptcy Causes of Action upon or after the confirmation or consummation of the Plan. In addition, the Debtors expressly reserve the right to pursue or adopt any claims alleged in any lawsuit in which the Debtors are a defendant or an interested party, including the lawsuits described herein, against any Entity, including, without limitation, the plaintiffs and co-defendants in such lawsuits.

         Except as otherwise provided in the Plan or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b)(3) of the Bankruptcy Code, any claims, rights, and Bankruptcy Causes of Action that the respective Debtors or the Post-Confirmation Estate may hold against any Entity, including but not limited to those Bankruptcy Causes of Action listed herein, shall vest in the Post-Confirmation Estate, and the Plan Administrator, on behalf of the Post-Confirmation Estate, shall retain and may exclusively enforce, as the authorized representative of the Post-Confirmation Estate, any and all such claims, rights, or Bankruptcy Causes of Action, as appropriate, in accordance with the best interests of the Post-Confirmation Estate and the terms of the Post-Confirmation Estate Agreement. The Plan Administrator, on behalf of the Post-Confirmation Estate, shall have the exclusive right, authority, and discretion to institute, prosecute, abandon, settle, or compromise any and all such claims, rights, and Bankruptcy Causes of Action without the consent or approval of any third party and without any further order of court except as otherwise provided in the Post-Confirmation Estate Agreement. Nothing in this
Section 17.7 is intended to impair any causes of action or theories of recovery that are owned directly by Creditors.

         Notwithstanding the foregoing, the Debtors have investigated the actions and conduct of the Agent (solely in its capacity as Agent for the Tranche A Lenders) and the Tranche A Lenders (solely in their capacity as Tranche A Lenders) related to the Credit Agreement. Based upon this investigation, the Debtors do not reserve any claims or causes of action against the Agent (solely in its capacity as Agent for the Tranche A Lenders) or the Tranche A Lenders (solely in their capacity as Tranche A Lenders) relating to the Credit Agreement or the disgorgement of any payments to the Tranche A Lenders (solely in their capacity as Tranche A Lenders) under the Credit Agreement or pursuant to the Plan.

         The Debtors have preserved and continue to reserve their rights to contest the validity, priority, extent and amount of the asserted liens and asserted security interests of the Agent (on behalf of the Secured Lenders) in the following categories of assets:

         o Motor vehicles that, as of the Petition Date, resided in jurisdictions that have certificate of title laws and require the lien to be noticed on that certificate of title in order for a lien to be perfected;

         o Cash deposited in bank accounts prior to and after the Petition Date (i) which bank accounts are not covered by blocked account or lockbox agreements to which the Agent is a party or (ii) which cash is deposited with banks that are not signatories to the Credit Agreement;

         o Assets (or proceeds thereof) located in the State of Massachusetts prior to and after the Petition Date;

         o Real property or fixtures owned by the Debtors other than real property located in Mecklenburg County, North Carolina and covered by that Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of April 22, 1996;

         o        Deposits with utilities, landlords or other third parties;

         o        Letters of credit proceeds;

         o Unearned insurance premiums funds and refunds due from insurance carriers and other third parties (including Governmental Units);

         o Rent received by the Debtors as sublessors of real property (other than the real property located in Mecklenburg County, North Carolina); and

         o        Stock owned by the Debtors in their foreign affiliates.

         17.8 APPOINTMENT OF PLAN ADMINISTRATOR: On the Effective Date, compliance with the provisions of the Plan shall become the general responsibility of the Plan Administrator and the Plan Administrator shall be appointed in accordance with the Post-Confirmation Estate Agreement.

         17.9 OVERSIGHT COMMITTEE: On the Effective Date, the POC shall be appointed as described in the Post-Confirmation Estate Agreement, with the rights and authority described therein. The Committee Designees, the Reclamation Designee and the Tricon Designee shall be the initial members of the POC. The POC shall adopt its own bylaws; provided that such bylaws shall contain the following provisions and other provisions consistent with the Post-Confirmation Estate Agreement:

                           (i) If for any reason a Committee Designee ceases to
                  be a member of the POC, the remaining Committee Designees may select a successor to that Committee Designee; provided, however, that at all times, at least one-half of the Committee Designees shall be prepetition trade vendors of the Debtors.

                           (ii) If for any reason the Reclamation Designee
                  ceases to be a member of the POC, the ad hoc committee of Reclamation Claimants may select a successor to fill the vacancy.

                           (iii) If for any reason prior to Tricon's receipt of
                  the Satisfaction Amount, the Tricon Designee ceases to be a member of the POC, Tricon shall select a successor to fill the vacancy.

The Plan Administrator shall not be required to obtain Bankruptcy Court approval with respect to any proposed action or inaction to which the POC has consented. The POC shall be deemed to have consented to a proposed action or inaction by the Plan Administrator if (i) so long as Tricon is a member of the POC, the Tricon Designee has provided its written consent and (ii) a majority of the POC members who are Committee Designees and the Reclamation Designee provide their written consent. With respect to any litigation directly or indirectly involving any member of the POC, such POC member(s) shall recuse themselves from any decision affecting such litigation. The Tricon Designee shall recuse him or herself from any votes upon any matters relating to the initiation of litigation against PepsiCo., Inc. and/or its current and former officers, directors and affiliates. Tricon's membership on the POC shall immediately cease and the powers of the Tricon Designee shall immediately terminate upon the Satisfaction Event.

         17.10 TRICON FUNDING PERFORMANCE: On the Effective Date, the proceeds of the Tricon Funding shall be conveyed and transferred to the Debtors for the benefit of Creditors in accordance with the Plan. Once Tricon has fully funded the Tricon Funding, the Debtors shall (i) fund the PACA Account in an amount equal to the difference between the PACA Cash Amount and the amount of Cash in the PACA Account on the Effective Date, (ii) fund the Tranche B Reserve, (iii) fund 50% of the Tranche B Interest and (iv) pay all Claims required to be paid on the Effective Date. The Debtors will then transfer the Post-Confirmation Estate Assets (which include the Debtors' interest in the PACA Account, the Tranche B Reserve and the Tranche B Interest) to the Post-Confirmation Estate in accordance with the terms hereof.

         17.11 CANCELLATION OF NOTES, INSTRUMENTS, DEBENTURES AND EQUITY
SECURITIES: On the Effective Date, except to the extent provided otherwise in the Plan, all notes, instruments, certificates and other documents evidencing Claims and all Equity Securities in any of the Debtors shall be canceled and deemed terminated other than the Senior Secured Notes. On the Effective Date, the Senior AFD Indenture, the Subordinated AFD Indenture and the Subordinated NEHC Indenture, shall be deemed canceled as permitted by section 1123(a)(5)(F) of the Bankruptcy Code.

         17.12 SURRENDER OF NOTES: Except as otherwise ordered by the Bankruptcy Court, in order to receive any distribution under the Plan, each holder of a Tranche A Lender Claim, a Tranche B Lender Claim or an Unsecured Note issued under an indenture will be required to surrender all of its notes to the appropriate indenture trustee for cancellation. Failure to comply with such requirements will bar a holder from receiving any distribution under the Plan. Notwithstanding the foregoing, all such notes shall be deemed surrendered, canceled and of no further force or effect as of the Effective Date, whether or not such notes are delivered to the appropriate indenture trustee. The manner and procedure to be followed for surrendering notes and for providing necessary affidavits and bonds shall be prescribed by the indenture trustees, upon reasonable notices sent to all holders of such notes.

         17.13 SURVIVAL OF CERTAIN TERMS OF INDENTURES: Notwithstanding the termination of the indentures and notes issued under any indenture, the provisions of the indentures governing the relationships of the indenture trustee and their respective holders of notes, including those provisions relating to distributions, the indenture trustee's rights to payment, liens on property to be distributed to holders of such notes, and the indenture trustees' rights of indemnity, if any, shall not be affected by the confirmation of the Plan.

                                  ARTICLE XVIII
                   PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS
                                 UNDER THE PLAN

         18.1 OBJECTIONS TO CLAIMS; PROSECUTION OF DISPUTED CLAIMS:

         (a) The Debtors or the Post-Confirmation Estate shall object to the allowance of Claims or Interests filed with the Bankruptcy Court with respect to which they dispute liability or allowance in whole or in part. All objections shall be litigated to Final Order; PROVIDED, HOWEVER, that the Plan Administrator (within such parameters as may be established by the Post-Confirmation Estate Agreement) shall have the authority to file, settle, compromise or withdraw any objections to Claims, without approval of the Bankruptcy Court; and PROVIDED, FURTHER, that this Section 18.1 does not preclude the Senior Secured Noteholders from objecting to any of the Tranche B Lender Claims.

         (b) Notwithstanding the foregoing, the Plan Administrator, on behalf of the Post-Confirmation Estate, shall have the exclusive right to object to the allowance of Administrative Expense Claims and Secured Claims for (i) ninety
(90) days from the Effective Date if no deadline to object to such Claims is set by the Bankruptcy Court or (ii) up to the forty-fifth (45th) day prior to any deadline to object to such claims ordered by Bankruptcy Court. After the time periods expire in the case of either clause (i) or (ii) above, Tricon may send a written notice to the Plan Administrator requesting that the Plan Administrator object to one or more Administrative Expense Claims or Secured Claims. If, within five Business Days of the Plan Administrator's receipt of such notice, the Plan Administrator fails to consent in writing to Tricon's request, then Tricon may object to those Claims to which the Plan Administrator has declined to object.

               (1) The Plan Administrator shall notify Tricon in writing of its intent to settle any Administrative Expense Claim or Secured Claim in an amount in excess of $500,000 describing in reasonable detail the proposed settlement. Tricon shall have five Business Days from the date it receives such notice to object in writing to the Plan Administrator to the settlement of any such Claims in excess of $500,000. If Tricon timely objects to such settlement, then the Plan Administrator only may settle any such Claim with either the written consent of Tricon or an order of the Bankruptcy Court.

         18.2 ESTIMATION OF CLAIMS: The Debtors or the Post-Confirmation Estate may at any time request that the Bankruptcy Court estimate any contingent or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Plan Administrator previously have objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. Subject to the provisions of section 502(j) of the Bankruptcy Code, in the event that the Bankruptcy Court estimates any contingent or Disputed Claim, the amount so estimated shall constitute the maximum allowed amount of such Claim. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtors or the Post-Confirmation Estate may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

         18.3 PAYMENTS AND DISTRIBUTIONS ON DISPUTED CLAIMS: No interest shall be paid on Disputed Claims that later become Allowed Claims or with respect to any distribution to such holder. No distribution shall be made with respect to all or any portion of any Claim, a portion of which or all of which is a Disputed Claim pending the entire resolution thereof in the manner prescribed in
Section 18.1 hereof.


                                   ARTICLE XIX
                POST-CONFIRMATION ESTATE; THE PLAN ADMINISTRATOR

         19.1 GENERALLY: The powers, authority, responsibilities and duties of the Post-Confirmation Estate and the Plan Administrator are set forth in and shall be governed by the Post-Confirmation Estate Agreement.

         19.2 PURPOSE OF THE POST-CONFIRMATION ESTATE: The Post-Confirmation Estate shall be established for the primary purpose of liquidating its assets, in accordance with Treasury Regulation Section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Post-Confirmation Estate. The Post-Confirmation Estate shall not be deemed a successor of the Debtors. It is not anticipated that the Debtors will incur any United States federal income tax liability from the transfer of the Post-Confirmation Estate Assets to the Post-Confirmation Estate.

         19.3 TRANSFER OF ASSETS:

               (1) The transfer of the Post-Confirmation Estate Assets to the Post-Confirmation Estate (after taking into account the payment by the Debtors to and/or funding of the Allowed and projected Administrative Expense Claims, the PACA Account, the Tranche A Reserve and the Tranche B Reserve) shall be made, as provided herein, for the benefit of the holders of Allowed Claims in Classes 6, 7, 8, 9 and 10 only to the extent such holders are entitled to distributions under the Plan. On the Effective Date, and after the Debtors' payments and/or funding of such reserves, on behalf of the holders of Allowed Administrative Expense Claims and Allowed Claims in Classes 6, 7, 8, 9 and 10, the Debtors shall transfer title to all remaining assets and such reserves (subject only to such specified liabilities) to the Post-Confirmation Estate. Upon the transfer of the Post-Confirmation Estate Assets to the Post-Confirmation Estate, the Debtors shall have no interest in or with respect to the Post-Confirmation Estate Assets or the Post-Confirmation Estate. Notwithstanding the foregoing, to the extent the Debtors determine that any such transfer may implicate an exclusion in any Debtors' Director and Officer Insurance Policy, the cause of action at issue shall be assigned in another manner determined by the Debtors.

               (2) For all federal income tax purposes, all parties (including, without limitation, the Debtors, the Plan Administrator and the beneficiaries of the Post-Confirmation Estate) shall treat the transfer of assets to the Post-Confirmation Estate in accordance with the terms of the Plan, as a transfer by the Debtors to the holders of Allowed Claims in Classes 6, 7, 8, 9 and followed by a transfer by such holders to the Post-Confirmation Estate, and the beneficiaries of the Post-Confirmation Estate shall be treated as the grantors and owners thereof.

               (3) After the Effective Date, and upon ten (10) Business Day's written notice from Tricon to the Plan Administrator, the Plan Administrator shall turn over to Tricon the Encumbered Residual Assets.

         19.4 VALUATION OF ASSETS: As soon as possible after the Effective Date, the Post-Confirmation Estate shall value the Post-Confirmation Estate Assets based on the good faith determination of the Post-Confirmation Estate and the Post-Confirmation Estate shall apprise the beneficiaries of the Post-Confirmation Estate of such valuation. The valuation shall be used consistently by all parties (including the Debtors, the Plan Administrator and the beneficiaries of the Post-Confirmation Estate) for all federal income tax purposes. Any dispute regarding the valuation of these assets shall be resolved by the Bankruptcy Court.

         19.5 DISTRIBUTION; WITHHOLDING: At least annually, the Plan Administrator shall distribute to the beneficiaries of the Post-Confirmation Estate all net cash income plus all net cash proceeds from the liquidation of assets (including as Cash for this purpose, all Cash Equivalents); PROVIDED, HOWEVER, that the Post-Confirmation Estate may retain such amounts (i) as are necessary in the sole discretion of the Plan Administrator to meet contingent liabilities and to maintain the value of the Post-Confirmation Estate Assets during liquidation, (ii) to pay administrative expenses (including any taxes imposed on the Post-Confirmation Estate or in respect of the Post-Confirmation Estate Assets) and (iii) to satisfy other liabilities incurred or assumed by the Post-Confirmation Estate (or to which the Post-Confirmation Estate Assets are otherwise subject) in accordance with the Plan or the Post-Confirmation Estate Agreement. All such distributions shall be subject to the terms of the Plan and the Post-Confirmation Estate Agreement; PROVIDED, FURTHER, that of the net amount distributable, the Plan Administrator shall reserve, in accordance with
Section 19.7 hereof, such amounts as would be distributable in respect of Disputed Claims (treating such Claims, for this purpose, as if they were Allowed Claims). The Post-Confirmation Estate may withhold from amounts distributable to any Entity any and all amounts, determined in the Plan Administrator's reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement.

         19.6 POST-CONFIRMATION ESTATE IMPLEMENTATION: On the Effective Date, the Post-Confirmation Estate will be established and become effective for the benefit of the holders of Claims in Classes 6, 7, 8, 9 and 10. The Post-Confirmation Estate Agreement shall contain provisions customary to trust agreements utilized in comparable circumstances, including, but not limited to, any and all provisions necessary to ensure the continued treatment of the Post-Confirmation Estate as a grantor trust and the holders of Allowed Claims as the grantors and owners thereof for federal income tax purposes. All parties (including the Debtors, the Plan Administrator and holders of Claims in Classes 6, 7, 8, 9 and 10) shall execute any documents or other instruments as necessary to cause title to the applicable assets to be transferred to the Post-Confirmation Estate.

         19.7 DISPUTED CLAIMS RESERVE: The Post-Confirmation Estate shall maintain, in accordance with the Post-Confirmation Estate's powers and responsibilities as described herein and in the Post-Confirmation Estate Agreement, a reserve of any distributable amounts required to be set aside on account of Disputed Claims. Such amounts shall be distributed, as provided herein, as such Disputed Claims are resolved by Settlement or Final Order, and shall be distributable in respect of such Disputed Claims as such amounts would have been distributable had the Disputed Claims been Allowed Claims as of the Effective Date.

         19.8 TERMINATION OF POST-CONFIRMATION ESTATE: The Post-Confirmation Estate will terminate no later than the fifth (5th) anniversary of the Effective Date; provided, however, that, on or prior to the date six (6) months prior to such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Post-Confirmation Estate for a finite period, if such extension is necessary to the liquidation of the Post-Confirmation Estate Assets. Notwithstanding the foregoing, multiple extensions can be obtained so long as Bankruptcy Court approval is obtained at least six (6) months prior to the expiration of each extended term;

PROVIDED, HOWEVER, that the Plan Administrator receives an opinion of counsel or a favorable ruling from the IRS that any further extension would not adversely affect the status of the Post-Confirmation Estate as a grantor trust for federal income tax purposes.

         19.9 TERMINATION OF PLAN ADMINISTRATOR: The duties, responsibilities and powers of the Plan Administrator shall terminate in accordance with the terms of the Post-Confirmation Estate Agreement.

         19.10 EXCULPATION; INDEMNIFICATION: From and after the Effective Date, the Plan Administrator, the Plan Administrator's and the Post-Confirmation Estate's employees and each of their professionals and representatives shall be and hereby are exculpated by all Persons and Entities, including, without limitation, holders of claims and other parties in interest, from any and all claims, causes of action and other assertions of liability arising out of the discharge of the powers and duties conferred upon such Plan Administrator by the Plan or any Order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law, or otherwise, except only for actions or omissions to act to the extent determined by an order of a court of competent jurisdiction (with such order becoming a final, non-appealable order) to be due to their own respective gross negligence or willful misconduct from and after the Effective Date. No holder of a claim or other party in interest will have or pursue any claim or cause of action against the Plan Administrator, the Post-Confirmation Estate or the employees or professionals or representatives of either the Plan Administrator or the Post-Confirmation Estate for making payments in accordance with the Plan or for implementing the provisions of the Plan. Any act or omission taken with the approval of the Bankruptcy Court or the POC will be conclusively deemed not to constitute gross negligence or willful misconduct. The Post-Confirmation Estate shall indemnify, defend and hold harmless the Plan Administrator, the Plan Administrator's and the Post-Confirmation Estate's employees, professionals and representatives from and against any and all claims, causes of action, liabilities, losses, damages and expenses (including attorneys' fees and expenses) (other than to the extent determined by an order of a court of competent jurisdiction (with such order becoming a final, non-appealable order) to be due to their own respective gross negligence or wilful misconduct) to the fullest extent permitted by applicable law. The obligations of the Debtors to indemnify and reimburse the D&O Releasees against and for any obligations pursuant to articles of incorporation, codes of regulations, bylaws, applicable state law, or specific agreement, or any combination of the foregoing with respect to postpetition acts or omissions, shall be assumed by the Post-Confirmation Estate to the extent covered by this Plan. The Plan Administrator shall not be deemed a successor of the Debtors. The Plan Administrator and the Post-Confirmation Estate shall be authorized to obtain (by using Cash in the Post-Confirmation Estate) insurance coverage with respect to the responsibilities, liabilities and obligations of the Plan Administrator and the Post-Confirmation Estate and those Entities hired by the Plan Administrator and the Post-Confirmation Estate to discharge such responsibilities, liabilities and obligations. The exculpation provisions of this Section shall apply with equal force to the Tricon Designee and those members of the Creditors' Committee and the Ad Hoc Committee of Reclamation Claimants who serve on the POC, their professionals and their designees (all in such capacity on the POC).

                                   ARTICLE XX
              ACCEPTANCE OR REJECTION OF PLAN; EFFECT OF REJECTION
                  BY ONE OR MORE CLASSES OF CLAIMS OR INTERESTS

         20.1 IMPAIRED CLASSES TO VOTE: Each holder of a Claim or Interest in an impaired Class shall be entitled to vote separately to accept or reject the Plan unless such holder is deemed to accept or reject the Plan.

         20.2 ACCEPTANCE BY CLASS OF CREDITORS AND HOLDERS OF INTERESTS: An impaired Class of holders of Claims shall have accepted the Plan if the Plan is accepted by at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have voted to accept or reject the Plan. An impaired Class of holders of Interests shall have accepted the Plan if the Plan is accepted by at least two-thirds (2/3) in amount of the Allowed Interests of such Class that have voted to accept or reject the Plan. A Class of holders of Claims shall be deemed to accept the Plan in the event that no holder of a Claim within that Class submits a Ballot by the Ballot Date.

         20.3 CRAMDOWN: In the event that any impaired Class of Claims or Interests shall fail to accept the Plan in accordance with section 1129(a) of the Bankruptcy Code, the Debtors reserves the right to request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code or amend the Plan.


                                   ARTICLE XXI
                     IDENTIFICATION OF CLAIMS AND INTERESTS
                      IMPAIRED AND NOT IMPAIRED BY THE PLAN

         21.1 IMPAIRED AND UNIMPAIRED CLASSES: Claims in Classes 1, 2, 3 and 5 of the Plan are not impaired under the Plan. Claims and Interests in Classes 4, 6, 7, 8, 9, 10 and 11 are impaired under the Plan.

         21.2 IMPAIRED CLASSES TO VOTE ON PLAN: The Claims included in Classes 4, 6, 7, 8, 9 and 10 of the Plan are impaired and are therefore entitled to vote to accept or reject the Plan. The Interests included in Class 11 of the Plan are deemed to have rejected the Plan in accordance with the provisions of section 1126(g) of the Bankruptcy Code.

         21.3 CONTROVERSY CONCERNING IMPAIRMENT: In the event of a controversy as to whether any Class of Claims or Interests is impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy.


                                  ARTICLE XXII
                       PROVISIONS REGARDING DISTRIBUTIONS

         22.1 MANNER OF PAYMENT UNDER THE PLAN: Any payment in Cash to be made by the Debtors or the Plan Administrator shall be made, at the election of the Debtors or the Plan Administrator, as the case may be, by check drawn on a domestic bank or by wire transfer from a domestic bank.

         22.2 DELIVERY OF DISTRIBUTIONS: Subject to the provisions of Rule 2002(g) of the Bankruptcy Rules, and except as otherwise provided herein, distributions and deliveries to holders of Allowed Claims shall be made at the address of each such holder as set forth on the Schedules filed with the Bankruptcy Court unless superseded by the address set forth on proofs of claim filed by such holders, or at the last known address of such a holder if no proof of claim is filed or if the Debtors has been notified in writing of a change of address.

         22.3 UNDELIVERABLE DISTRIBUTIONS:

               (1) HOLDING OF UNDELIVERABLE DISTRIBUTIONS: If any distribution to any holder is returned to the Plan Administrator as undeliverable, no further distributions shall be made to such holder unless and until the Plan Administrator is notified, in writing, of such holder's then-current address. Undeliverable distributions shall remain in the possession of the Plan Administrator until such time as a distribution becomes deliverable. All Entities ultimately receiving undeliverable Cash shall not be entitled to any interest or other accruals of any kind. Nothing contained in the Plan shall require the Plan Administrator to attempt to locate any holder of an Allowed Claim or an Allowed Interest.

               (2) FAILURE TO CLAIM UNDELIVERABLE DISTRIBUTIONS: After the first
(1st) anniversary of the Effective Date, the Plan Administrator shall file a list with the Bankruptcy Court setting forth the names of those Entities, if any, for which distributions have been made hereunder and have been returned as undeliverable as of the date thereof. Any holder of an Allowed Claim that does not assert its rights pursuant to the Plan to receive a distribution within six
(6) months from and after the date such distribution is returned as undeliverable shall have its Claim for such undeliverable distribution discharged and shall be forever barred from asserting any such Claim against the Post-Confirmation Estate, the Plan Administrator or the Post-Confirmation Estate Assets. In such case, any consideration held for distribution on account of such Claim or Interest shall revert to the Post-Confirmation Estate for distribution to the beneficiaries of the Post-Confirmation Estate in accordance with the terms of the Plan.

         22.4 COMPLIANCE WITH TAX REQUIREMENTS/ALLOCATION: To the extent applicable, the Post-Confirmation Estate shall comply with all tax withholding and reporting requirements imposed on it by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. For tax purposes, distributions received in respect of Allowed Claims will be allocated first to the principal amount of such Claims, with any excess allocated to unpaid accrued interest.

         22.5 TIME BAR TO CASH PAYMENTS: Checks issued by the Plan
Administrator on account of Allowed Claims shall be null and void if not negotiated within ninety (90) days from and after the date of issuance thereof. Requests for reissuance of any check shall be made directly to the Plan Administrator by the holder of the Allowed Claim with respect to which such check originally was issued. Any claim in respect of such a voided check shall be made on or before the later of (a) the first (1st) anniversary of the Effective Date or (b) one hundred eighty (180) days after the date of issuance of such check. After such date, all Claims in respect of voided checks shall be discharged and forever barred and the Post-Confirmation Estate shall retain all moneys related thereto for distribution to the beneficiaries of the Post-Confirmation Estate in accordance with the terms of the Plan.

         22.6 DISTRIBUTIONS AFTER EFFECTIVE DATE: Distributions made after the Effective Date to holders of Claims that are not Allowed Claims as of the Effective Date, but which later become Allowed Claims, shall be deemed to have been made on the Effective Date.

         22.7 FRACTIONAL DOLLARS; DE MINIMIS DISTRIBUTIONS: Notwithstanding anything contained herein to the contrary, payments of fractions of dollars will not be made. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment made will reflect a rounding of such fraction to the nearest dollar (up or down), with half dollars being rounded down. The Plan Administrator will not make any payment of less than One Hundred Dollars ($100) with respect to any Claim unless a request therefor is made in writing to the Plan Administrator.

         22.8 SET-OFFS: The Plan Administrator may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account thereof (before any distribution is made on account of such Claim), the claims, rights and causes of action of any nature that the Debtors may hold against the holder of such Allowed Claim; PROVIDED, HOWEVER, that neither the failure to effect such a set-off nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such claims, rights and causes of action that the Debtors may possess against such holder.

         22.9 SUBORDINATION RIGHTS: Except as otherwise ordered by the Bankruptcy Court and Section 11.2 of the Plan, on the Effective Date, each holder of a Claim shall be deemed to have waived all contractual, legal and equitable subordination rights which they may have, whether arising under general principles of equitable subordination, section 510(c) of the Bankruptcy Code or otherwise, with respect to any and all distributions to be made under the Plan, and all such contractual, legal or equitable subordination rights that each holder of a Claim has individually and collectively with respect to any such distribution made pursuant to this Plan shall be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined. If so otherwise ordered, then, all subordination rights and claims determined by such order related to subordination shall remain valid, enforceable and unimpaired in accordance with section 510 of the Bankruptcy Code or otherwise.

         22.10 SETTLEMENT OF CLAIMS AND CONTROVERSIES: Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of this Plan shall constitute a good faith compromise and settlement of claims or controversies relating to the contractual, legal and subordination rights that a holder of a Tricon

Claim, Tranche A Lender Claim, Reclamation Claim and Senior Secured Noteholder Claim may have with respect to any Allowed Claim with respect thereto, or any distribution to be made on account of such an Allowed Claim. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of the compromise or settlement of all such claims or controversies and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the Debtors and their respective estates and holders of Claims and is fair, equitable and reasonable. The provisions of the Plan regarding distributions with respect thereto apply to all applicable contractual, legal and subordination rights that holders of such Claims maintain and, from and after the Effective Date, the holders of such Claims shall be entitled to rely upon the validity and enforceability of any such provisions in accordance with the provisions of section 510(a) of the Bankruptcy Code. Nothing in this Section
22.10 is intended to release or settle any claims directly owned by the Senior Secured Noteholders other than claims against Tricon.

                                  ARTICLE XXIII
                              CREDITORS' COMMITTEE

         23.1 CREDITORS' COMMITTEE COMPOSITION AND TERM: From the Confirmation Date up to and including the Effective Date, the members of the Creditors' Committee appointed pursuant to section 1102 of the Bankruptcy Code, and their duly appointed successors, shall continue to serve. On the Effective Date, the Creditors' Committee shall be dissolved and the members thereof and the professionals retained by the Creditors' Committee in accordance with section 1103 of the Bankruptcy Code shall be released and discharged from their respective fiduciary obligations. The dissolution of the Creditors' Committee shall not impair the ability of its members to serve on the POC which members shall be appointed to the POC on the terms and conditions contained in the Post-Confirmation Estate Agreement.

                                  ARTICLE XXIV
                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         24.1 REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES: Any executory contracts or unexpired leases which have not expired by their own terms on or prior to the Effective Date, which have not been assumed and assigned or rejected with the approval of the Bankruptcy Court, or which are not the subject of a motion to assume the same pending as of the Effective Date shall be deemed rejected by the Debtors in Possession on the Effective Date and the entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

         24.2 CURE OF DEFAULTS FOR ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED
LEASES: Any monetary amounts required as cure payments on each executory contract and unexpired lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the cure amount in Cash on the Effective Date or upon such other terms and dates as the parties to such executory contracts or unexpired leases otherwise may agree. In the event of a dispute regarding (a) the amount of any cure payment, (b) the ability of the Debtors or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (c) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be subject to the jurisdiction of the Bankruptcy Court and made following the entry of a Final Order resolving such dispute.

         24.3 REJECTION DAMAGE CLAIMS: Not later than November 14, 2000, the Debtors shall file with the Bankruptcy Court a definitive list of executory contracts and unexpired leases to be assumed by the Debtors pursuant to the Purchase Agreement as of the Effective Date, and such executory contracts and unexpired leases shall be deemed assumed as of the Effective Date. If the rejection of an executory contract or unexpired lease by the Debtors results in damages to the other party or parties to such contract or lease, any claim for such damages, if not heretofore evidenced by a filed proof of claim, shall be forever barred and shall not be enforceable against the Debtors, or its properties or agents, successors, or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for the Debtors on or before thirty (30) days after the later to occur of (a) the Confirmation Date and (b) the date of entry of an order by the Bankruptcy Court authorizing rejection of a particular executory contract or unexpired lease.

         24.4 INDEMNIFICATION AND REIMBURSEMENT OBLIGATIONS: Notwithstanding any other provision of the Plan to the contrary, the obligations of the Debtors to indemnify, defend and reimburse the D&O Releasees against and for any obligations in respect of those claims relating to post-Petition Date actions or omissions covered by the Plan, pursuant to articles of incorporation (to the fullest extent permitted under applicable law), codes of regulations, bylaws (to the fullest extent permitted under applicable law), or specific agreement, or any combination of the foregoing, shall be deemed assumed by the Post-Confirmation Estate on the Effective Date without any further action by any Entity.


                                   ARTICLE XXV
                      CONDITIONS PRECEDENT TO CONFIRMATION
                         AND EFFECTIVE DATE OF THE PLAN

         25.1 CONDITIONS PRECEDENT TO CONFIRMATION DATE OF THE PLAN: The occurrence of the Confirmation Date shall be subject to satisfaction of the following conditions precedent:

              (1) The entry of the Confirmation Order in form and substance satisfactory to the Debtors.

              (2) The Bankruptcy Court shall have entered an order providing that no Reclamation Claims shall be treated as Administrative Expense Claims, Secured Claims or Priority Non-Tax Claims.

              (3) Class 6 shall have voted to accept the Plan.

              (4) The Sale Transaction or the Alternative Sale Transaction shall not have been terminated.

         25.2 CONDITIONS PRECEDENT TO EFFECTIVE DATE OF THE PLAN: The occurrence of the Effective Date and the substantial consummation of the Plan are subject to satisfaction of the following conditions precedent:

              (1) CONFIRMATION ORDER: The Confirmation Order shall be in full force and effect and shall not be subject to a stay.

              (2) EXECUTION OF DOCUMENTS; OTHER ACTIONS: All other actions and documents necessary to implement the Plan shall have been effected or executed, including the Post-Confirmation Estate Agreement.

              (3) SALE TRANSACTION; ALTERNATIVE SALE TRANSACTION: The Debtors shall have consummated either (i) the Sale Transaction pursuant to and in accordance with the terms of the McLane Purchase Agreement or (ii) the Alternative Sale Transaction.

              (4) TRICON FUNDING OBLIGATION: Payment of Cash by Tricon to the Debtors in the amount of the Tricon Funding in accordance with the Plan.

              (5) ABILITY TO MEET PROJECTED CASH NEEDS: The Post-Confirmation Estate shall have sufficient Cash to permit payment of all of its and the Plan Administrator's projected fees, expenses and wind down costs.

         25.3 WAIVER OF CONDITIONS PRECEDENT: To the extent legally permissible, each of the conditions precedent in Section 25.1 or Section 25.2, may be waived, in whole or in part, by the Debtors in their sole discretion (and by the Debtors and Tricon in the case of Sections 25.1(b) and (d) and Sections 25.2(a) and
(c)). Any such waiver of a condition precedent may be effected at any time, without notice or leave or order of the Bankruptcy Court and without any formal action other than proceeding as if such condition did not exist.


                                  ARTICLE XXVI
                            RETENTION OF JURISDICTION

         26.1 RETENTION OF JURISDICTION: The Bankruptcy Court shall retain and have exclusive jurisdiction over any matter arising under the Bankruptcy Code, arising in or related to the Chapter 11 Cases or the Plan, or that relates to the following, in each case to the greatest extent permitted by applicable law:

              (1) to resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which any of the Debtors is a party or with respect to which the Debtors may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including those matters related to the amendment after the Effective Date of the Plan, to add any executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be rejected;

              (2) to enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan;

              (3) to determine any and all motions, adversary proceedings, applications and contested or litigated matters that may be pending on the Effective Date or that, pursuant to the Plan, may be instituted by the Plan Administrator or the Post-Confirmation Estate after the Effective Date; PROVIDED, HOWEVER, that the Plan Administrator and the Post-Confirmation Estate shall reserve the right to commence collection actions, actions to recover receivables and other similar actions in all appropriate jurisdictions;

              (4) to ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

              (5) to hear and determine any timely objections to Administrative Expense Claims or to proofs of Claim and Interests filed, both before and after the Confirmation Date, including any objections to the classification of any Claim or Interest, and to allow, disallow, determine, liquidate, classify, estimate or establish the priority of or secured or unsecured status of any Claim, in whole or in part;

              (6) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, reversed or vacated;

              (7) to issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

              (8) to consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including the Confirmation Order;

              (9) to hear and determine all applications for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Confirmation Date;

              (10) to hear and determine disputes arising in connection with or relating to the Plan or the interpretation, implementation, or enforcement of the Plan or the extent of any Entity's obligations incurred in connection with or released or exculpated under the Plan;

              (11) to issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with consummation or enforcement of the Plan;

              (12) to determine any other matters that may arise in connection with or are related to the Plan, the Disclosure Statement, the Post-Confirmation Estate Agreement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement, the settlement agreement (between, among others, Tricon and the Senior Secured Noteholders) to be executed in connection with the Plan or the Post-Confirmation Estate Agreement;

              (13) to hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

              (14) to hear any other matter or for any purpose specified in the Confirmation Order that is not inconsistent with the Bankruptcy Code;

              (15) to hear and determine any matters that may arise in connection with the Sale Transaction, the Alternative Sale Transaction or any order of the Bankruptcy Court with respect to either the Sale Transaction or an Alternative Sale Transaction;

              (16) to hear and determine any matters that may arise in connection with the McLane Purchase Agreement or any order of the Bankruptcy Court with respect thereto; and

              (17) to enter a final decree closing the Chapter 11 Cases.


                                  ARTICLE XXVII
               MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

         27.1 MODIFICATION OF PLAN: The Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan at any time prior to the entry of the Confirmation Order. Upon entry of the Confirmation Order, the Debtors may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan. A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim of such holder.

         27.2 REVOCATION OR WITHDRAWAL:

              (1) The Plan may be revoked or withdrawn prior to the Confirmation Date by the Debtors.

              (2) If the Plan is revoked or withdrawn prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any claims by the Debtors or any other Entity or to prejudice in any manner the rights of the Debtors or any other Entity in any further proceedings involving the Debtors.

                                 ARTICLE XXVIII
                            MISCELLANEOUS PROVISIONS

         28.1 DISALLOWANCE OF CLAIMS: All Claims held by Entities against whom the Debtors have or have asserted a cause of action under sections 542, 543, 550, 551 or 552 of the Bankruptcy Code, or that is a transferee of a transfer avoidable under sections 544, 545, 547, 548, 549 or 553 of the Bankruptcy Code shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and holders of such Claims may not vote to accept or reject the Plan, both consequences to be in effect until such time as such causes of action against that Entity have been settled or a Final Order entered and all sums due the Debtors by that Entity are turned over to the Debtors or the Post-Confirmation Estate.

         Any and all Claims filed with the Bankruptcy Court after the Bar Date shall be disallowed and holders of such Claims may not vote to accept or reject the Plan.

         28.2 TITLE TO ASSETS: Except as otherwise provided by the Plan, on the Effective Date, title to all assets and properties encompassed by the Plan shall vest in the Post-Confirmation Estate in accordance with section 1141 of the Bankruptcy Code.

         28.3 INJUNCTION: Except as otherwise expressly provided in the Plan, all Entities (other than Governmental Units) who have held, hold or may hold Claims or Interests are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind on account of any such Claim or Interest against the Debtors, the Plan Administrator, the Post-Confirmation Estate or any of their professionals,
(b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors, the Plan Administrator, the Post-Confirmation Estate or any of their professionals, (c) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors, the Plan Administrator, the Post-Confirmation Estate or any of their professionals or against the property or interests in property of the Debtors, the Plan Administrator, the Post-Confirmation Estate or their professionals and
(d) asserting any defense or right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtors, the Plan Administrator, the Post-Confirmation Estate or their professionals or against the property or interests in property of the Debtors, the Plan Administrator, the Post-Confirmation Estate or their professionals with respect to any such Claim or Interest. This injunction shall not preclude any cause of action against any Entities not included within the described injunction.

         28.4 INJUNCTION AS TO TRICON, BKC AND PEPSICO., INC.: Except as otherwise provided in the Plan, from and after the Effective Date, the Debtors and Creditors (other than Governmental Units) shall be enjoined from asserting any Claims (i) against Tricon regarding matters that occur prior to the Effective Date, including, without limitation, any Claims relating to the Replacement Collateral Obligations, the DIP Facility or the Tricon Prepetition Receivable, (ii) against BKC regarding the Replacement Collateral Obligations and the DIP Facility and

(iii) against PepsiCo., Inc. with respect to any further funding obligations under the DIP Facility. This injunction does not apply to, with respect to BKC,
(1) the Bankruptcy Causes of Action or other causes of action reserved by the Debtors in accordance with Section 17.7 of the Plan or any postpetition contractual obligations, other than the DIP Facility and the Replacement Collateral Obligations (including without limitation BKC's obligations under the BKC Transition Agreement dated May 8, 2000 and approved by the Bankruptcy Court and otherwise with respect to the reconciliation of opening inventory balances and BKC's obligations, if any, in respect thereof), and (2) any and all claims and causes of action of Tricon against BKC, including, but not limited to, claims arising under that certain letter agreement, dated May 9, 2000, as amended and restated on May 16, 2000 (the "BKC/Tricon Letter Agreement"); provided, however, that Tricon will have no claim against BKC (y) for any "Residual Share" (as defined in paragraph 5 of the BKC/Tricon Letter Agreement, or (z) arising out of the second sentence of paragraph 9 of the BKC/Tricon Letter Agreement. This injunction also does not apply to, with respect to Tricon, any postpetition contractual obligations other than the DIP Facility and Replacement Collateral Obligations; provided, however, that this injunction shall not apply to any and all claims and causes of action of BKC against Tricon.

         28.5 TERM OF EXISTING INJUNCTIONS OR STAYS: Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Cases pursuant to sections 105, 362 or 525 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

         28.6 INJUNCTION AS TO D&O RELEASEES: As of the Effective Date, all Entities (other than Governmental Units) are permanently enjoined from commencing or continuing in any manner, any action or proceeding against any of the D&O Releasees, whether directly, derivatively, on account of or respecting any claim, debt, right or cause of action based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place during the period commencing on the Petition Date and ending on the Effective Date. For the avoidance of doubt, this injunction does not apply to prepetition claims or liabilities (i) in respect of any loan, advance or similar payment by the Debtors or their affiliates to any such Entity, or (ii) in respect of any contractual obligation owed by such Entity to the Debtors or their affiliates. For the avoidance of doubt, the D&O Releasees are intended third party beneficiaries of this Plan.

         28.7 LIMITED RELEASES BY AND OF CERTAIN PARTIES: Except as otherwise specifically provided in the Plan, for good and valuable consideration, including, but not limited to the Tricon Funding, (a) Tricon shall be released from any and all Claims or causes of action of any kind that belong to the Debtors or their estates that arose prior to the Effective Date including, but not limited to, Claims in respect of the Replacement Collateral Obligations, the DIP Facility and the Tricon Prepetition Receivable, (b) BKC shall be released only from any Claims in respect of the Replacement Collateral Obligations and the DIP Facility and (c) PepsiCo., Inc. shall be released only from any further funding obligations under the DIP Facility. This release does not apply to, with respect to BKC, (1) the Bankruptcy Causes of Action or other causes of action reserved by the Debtors in accordance with Section 17.7 of the Plan or any postpetition contractual obligations, other than the DIP Facility and the Replacement Collateral Obligations (including without limitation BKC's obligations under the BKC Transition Agreement dated May 8, 2000 and approved by the Bankruptcy Court and otherwise with respect to the reconciliation of opening inventory balances and BKC's obligations, if any, in respect thereof) and (2) any and all claims and causes of action of Tricon against BKC, including, but not limited to, claims arising under the BKC/Tricon Letter Agreement; provided, however, that Tricon will have no claim against BKC (y) for any "Residual Share" (as defined in paragraph 5 of the BKC/Tricon Letter Agreement), or (z) arising out of the second sentence of paragraph 9 of the BKC/Tricon Letter Agreement. This release also does not apply to, with respect to Tricon, Claims by the Debtors against Tricon system franchisees, including, without limitation, Golden West Tacos, Bankruptcy Causes of Action or other causes of action reserved by the Debtors in accordance with Section 17.7 of the Plan or any postpetition contractual obligations other than the DIP Facility and Replacement Collateral Obligations; provided, however, that this release shall not apply to any and all claims and causes of action of BKC against Tricon.

         28.8 EXCULPATION: The Debtors, the Plan Administrator, the Post-Confirmation Estate, the D&O Releasees, the Senior Secured Noteholders in their capacity as Senior Secured Noteholders, the Ad Hoc Senior Secured Noteholder Committee, the Ad Hoc Reclamation Committee, the Creditors' Committee and its members (each in their capacity as members of such Committees), and Entities employed pursuant to sections 327 and 1103 of the Bankruptcy Code (acting in such capacity) shall neither have nor incur any liability to any Entity for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, administration, confirmation or consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan, including the Post-Confirmation Estate Agreement, or any other act taken or omitted to be taken in connection with the Chapter 11 Cases.

         28.9 PRESERVATION OF RIGHTS OF ACTION: Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Post-Confirmation Estate shall retain sole and exclusive authority to enforce any claims, rights or causes of action that the Debtors or their chapter 11 estates may hold against any Entity, including any Bankruptcy Causes of Action as set forth in Section 17.7 herein. The Plan Administrator may pursue such retained rights or causes of action, as appropriate, in accordance with the best interests of the Post-Confirmation Estate.

         28.10 SURRENDER OF NOTES: Except as otherwise ordered by the Bankruptcy Court, in order to receive any distribution under the Plan, each holder of a Secured Lender Claim or an Unsecured Note issued under an indenture will be required to surrender all of its notes to the appropriate indenture trustee for cancellation. Failure to comply with such requirements will bar a holder from receiving any distribution under the Plan. Notwithstanding the foregoing, all such notes shall be deemed surrendered, canceled and of no further force or effect as of the Effective Date, whether or not such notes are delivered to the appropriate indenture trustee.

         The manner and procedure to be followed for surrendering notes and for providing necessary affidavits and bonds shall be prescribed by the indenture trustees, upon reasonable notices sent to all holders of such notes.

         28.11 SURVIVAL OF CERTAIN TERMS OF INDENTURES: Notwithstanding the termination of the indentures and notes issued under any indenture, the provisions of the indentures governing the relationships of the indenture trustee and their respective holders of notes, including those provisions relating to distributions, the indenture trustees' rights to payment, liens on property to be distributed to holders of such notes, and the indenture trustees' rights of indemnity, if any, shall not be affected by the confirmation of the Plan.

         28.12 PAYMENT OF STATUTORY FEES: All fees payable pursuant to 28 U.S.C.ss.1930, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on and after the Effective Date from the Post-Confirmation Estate to the extent required by applicable law.

         28.13 POST-EFFECTIVE DATE FEES AND EXPENSES: From and after the Effective Date, the Post-Confirmation Estate shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable professional fees and expenses incurred by the Post-Confirmation Estate related to implementation and consummation of the Plan.

         28.14 SECTION 1146 EXCEPTION: Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of any security under the Plan, or the making or delivery of an instrument of transfer under the Plan, the Sale Transaction or the Alternative Sale Transaction, may not be taxed under any law imposing a stamp tax or similar tax.

         28.15 SEVERABILITY: The provisions of this Plan shall not be severable unless such severance is agreed to by the Debtors and such severance would constitute a permissible modification of the Plan pursuant to section 1127 of the Bankruptcy Code.

         28.16 CONFLICTS: Except as set forth below, to the extent that any provision of the Disclosure Statement, the Post-Confirmation Estate Agreement, the DIP Financing Order, or the Confirmation Order (or any exhibits, schedules, appendices, supplements or amendments to the foregoing) conflict with or are in any way inconsistent with the terms of the Plan, the Plan shall govern and control. Notwithstanding the foregoing, nothing contained in the Plan shall be deemed to relieve the Debtors of their respective obligations under the documents executed by and among the Debtors and McLane in connection with the Sale Transaction.

         28.17 GOVERNING LAW: Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent that an exhibit hereto or document contained in the Plan Supplement provides otherwise, the rights, duties and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the Bankruptcy Code and, to the extent not inconsistent therewith, the laws of the State of Delaware without giving effect to principles of conflicts of laws.

         28.18 NOTICES: All notices, requests, and demands to or upon the Debtors or the Plan Administrator to be effective shall be in writing, including by facsimile transmission, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered to all of the following or, in the case of notice by facsimile transmission, when received by all of the following, addressed as follows or to such other addresses as filed with the Bankruptcy Court.

                  AmeriServe Food Distribution, Inc.
                  c/o AFD Fund
                  P.O. Box 9016
                  Addison, Texas 75001-9016
                  Attention:        Plan Administrator
                  Telecopier:       (972) 361-3552
                  Telephone:        (972) 361-3500

                  With a copy to:

                  Kirkland & Ellis
                  200 East Randolph
                  Chicago, Illinois 60601
                  Attention:        James H.M. Sprayregen, Esq.
                  Telecopier:       (312) 861-2200
                  Telephone:        (312) 861-2000

                                    -and-

                  Pachulski, Stang, Ziehl, Young & Jones PC
                  919 North Market Street, 16th Floor
                  Wilmington, Delaware 19801
                  Attention:        Laura Davis Jones, Esq.
                  Telecopier:       (302) 652-4200
                  Telephone:        (302) 652-4100

         28.19 CLOSING OF CASES: The Plan Administrator shall, promptly upon the full administration of the Chapter 11 Cases, file with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court.

         28.20 SECTION HEADINGS: The section headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan.

Dated:   Dallas, Texas
         ______________, 2000


                            AMERISERVE FOOD DISTRIBUTION, INC.
                            DEBTOR AND DEBTOR IN POSSESSION


                            By:_____________________________________________
                            Name:    Kevin J. Rogan
                            Title:   Senior Vice-President and General Counsel


                            AMERISERVE TRANSPORTATION, INC.
                            DEBTOR AND DEBTOR IN POSSESSION


                            By:_____________________________________________
                            Name:    Kevin J. Rogan
                            Title:   Vice-President and Assistant Secretary


                            ASNSC, INC.
                            DEBTOR AND DEBTOR IN POSSESSION


                            By:_____________________________________________
                            Name:    Kevin J. Rogan
                            Title:   Senior Vice-President and Secretary


                            CHICAGO CONSOLIDATED CORPORATION
                            DEBTOR AND DEBTOR IN POSSESSION


                            By:_____________________________________________
                            Name:    Kevin J. Rogan
                            Title:   Vice-President

                            DELTA TRANSPORTATION, LTD.
                            DEBTOR AND DEBTOR IN POSSESSION


                            By:_____________________________________________
                            Name:    Kevin J. Rogan
                            Title:   Vice-President and Assistant Secretary


                            HOLBERG WAREHOUSE PROPERTIES, INC.
                            DEBTOR AND DEBTOR IN POSSESSION


                            By:_____________________________________________
                            Name:    Kevin J. Rogan
                            Title:   Vice-President


                            NAVC CORP.
                            DEBTOR AND DEBTOR IN POSSESSION


                            By:_____________________________________________
                            Name:    Kevin J. Rogan
                            Title:   Vice-President


                            NEBCO EVANS HOLDING COMPANY
                            DEBTOR AND DEBTOR IN POSSESSION


                            By:_____________________________________________
                            Name:    Kevin J. Rogan
                            Title:   Senior Vice-President, General Counsel
                                     and Secretary


                            NORTH AMERICAN VANTIX CORP.
                            DEBTOR AND DEBTOR IN POSSESSION


                            By:_____________________________________________
                            Name:    Kevin J. Rogan
                            Title:   Secretary

                            NORTHLAND TRANSPORTATION SERVICES, INC.
                            DEBTOR AND DEBTOR IN POSSESSION


                            By:_____________________________________________
                            Name:    Kevin J. Rogan
                            Title:   Vice-President and Assistant Secretary


                            PRO SOURCE MEXICO HOLDINGS, INC.
                            DEBTOR AND DEBTOR IN POSSESSION


                            By:_____________________________________________
                            Name:    Kevin J. Rogan
                            Title:   Vice-President and Assistant Secretary


                            PSC SERVICES OF FLORIDA, INC.
                            DEBTOR AND DEBTOR IN POSSESSION


                            By:_____________________________________________
                            Name:    Kevin J. Rogan
                            Title:   Vice-President and Secretary


                            PSD TRANSPORTATION SERVICES, INC.
                            DEBTOR AND DEBTOR IN POSSESSION


                            By:_____________________________________________
                            Name:    Kevin J. Rogan
                            Title:   Senior Vice-President and Secretary


                            VANTIX LOGISTICS, LTD.


                            By:_____________________________________________
                            Name:    Kevin J. Rogan
                            Title:   Vice-President

                                 SCHEDULE 1.168

                             SUBSIDIARIES OF TRICON

Name of Subsidiary                             State or Country of Incorporation

A & M Food Services, Inc.                                     Nevada
Calny, Inc.                                                   Delaware
Changsha KFC Co., Ltd.                                        China
Chengdu KFC                                                   China
Chongqing KFC Co., Ltd.                                       China
Dalian Kentucky Fried Chicken Co., Ltd.                       China
El KrAm, Inc.                                                 Iowa
Glenharney Insurance Company                                  Vermont
Guangdong KFC Co., Ltd.                                       China
Hangzhou KFC                                                  China
Kentucky Fried Chicken (Great Britain) Limited                United Kingdom
Kentucky Fried Chicken Beijing Co., Ltd.                      China
Kentucky Fried Chicken Corporate Holdings Ltd.                Delaware
Kentucky Fried Chicken Corporation                            Delaware
Kentucky Fried Chicken de Mexico, S.A. de C.V.                Mexico
Kentucky Fried Chicken Espana, S.L.                           Spain
Kentucky Fried Chicken Global B.V.                            Netherlands
Kentucky Fried Chicken International Holdings, Inc.           Delaware
Kentucky Fried Chicken Japan Ltd.                             Japan
Kentucky Fried Chicken of California, Inc.                    Delaware
Kentucky Fried Chicken of Southern California, Inc.           California
Kentucky Fried Chicken Worldwide B.V.                         Netherlands
KFC Corporation                                               Delaware
KFC Enterprises, Inc.                                         Delaware
KFC France SAS                                                France
KFC International (Thailand) Ltd.                             Thailand
KFC Management Pte. Ltd.                                      Singapore
KFC National Management Company                               Delaware
KFC Pty. Ltd.                                                 Australia
KFCC/TRICON Holdings Ltd.                                     Canada
Nanjling KFC Co. Ltd.                                         China
PCNZ Investments Ltd.                                         Mauritius
PCNZ Ltd.                                                     Mauritius
PepsiCo Eurasia Limited                                       Delaware
PHM de Mexico S.A. de C.V.                                    Mexico
Pizza Belgium B.V.B.A.                                        Belgium
Pizza France S.N.C.                                           France
Pizza Gida Isletmeleri A.S.                                   Turkey
Pizza Hut (U.K.) Ltd.                                         United Kingdom
Pizza Hut International (UK) Ltd.                             United Kingdom

Name of Subsidiary                             State or Country of Incorporation

Pizza Hut International, LLC                         Delaware
Pizza Hut Korea Co., Ltd.                            Korea
Pizza Hut Mexicana S.A. de C.V.                      Mexico
Pizza Hut of America, Inc.                           Delaware
Pizza Hut of Puerto Rico, Inc.                       Delaware
Pizza Hut Singapore Pte. Ltd.                        Singapore
Pizza Hut West, Inc.                                 California
Pizza Hut, Inc.                                      California
Pizza Huts of the Northwest, Inc.                    Minnesota
Pizza Management, Inc.                               Texas
Qingdao Kentucky Fried Chicken Co. Ltd.              China
Red Raider Pizza Company                             Delaware
Restaurant Holdings Ltd.                             United Kingdom
SEPSA S.N.C.                                         France
Shanghai Kentucky Fried Chicken                      China
Shanghai Pizza Hut Co. Ltd.                          China
Shenyang KFC Co., Ltd.                               China
Shenzhen KFC Co., Ltd.                               China
Spizza 30 S.A.S.                                     France
Suzhou KFC                                           China
Taco Bell Corp.                                      California
Taco Bell of America, Inc.                           Delaware
Taco Bell of California, Inc.                        California
Taco Caliente, Inc.                                  Arizona
Taco Del Sur, Inc.                                   Georgia
Taco Enterprises, Inc.                               Michigan
TB Holdings                                          California
TBLD Corp.                                           California
Tenga Taco, Inc.                                     Florida
Tianjin KFC Co.                                      China
Tricon (China) Investment Company, Ltd.              China
Tricon (Shanghai) Consulting Co., Ltd.               China
Tricon Global Restaurants (Canada), Inc.             Canada
Tricon Global Restaurants of Puerto Rico, Inc.       Delaware
Tricon Global Restaurants S.A. de C.V.               Mexico
Tricon International Participations S.a.r.l.         Luxembourg
Tricon Restaurant Services Group, Inc.               Delaware
TRICON Restaurants (Taiwan) Co., Ltd.                Taiwan
TRICON Restaurants Australia Pty Ltd.                Australia
Tricon Restaurants International (India) Pvt. Ltd.   India
Tricon Restaurants International Ltd. & Co. K.G.     Germany

Name of Subsidiary                             State or Country of Incorporation

Tricon Restaurants International, Ltd.               Cayman Islands
Tricon Restaurants Poland Sp.Zo.o.                   Poland
Tricon Restaurants South Africa Pty. Ltd.            South Africa
Tricon Singapore Holdings Pte. Ltd.                  Singapore
Upper Midwest Pizza Hut, Inc.                        Delaware
Von Karman Leasing Corp.                             Delaware
Wuhan KFC Co. Ltd.                                   China
Wuxi KFC Co., Ltd.                                   China
Xiamen - KFC Co., Ltd.                               China